EXHIBIT 99.1

BRYAN CAVE LLP
VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN
PROFIT SHARING/401(K) PLAN
BASIC PLAN DOCUMENT

BRYAN CAVE LLP
VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN
PROFIT SHARING/401(K) PLAN
Table of Contents
Section 1 Name Of Plan		1
Section 2 Definitions		1
2.1.	Break In Service	1
2.2.	Code	1
2.3.	Company	1
2.4.	Compensation	1
2.5.	Controlled Group	2
2.6.	Disability Retirement Date	2
2.7.	Distribution Notice Period	2
2.8.	Early Retirement Date	2
2.9.	Earned Income	2
2.10.	Eligible Employee	3
2.11.	Employee	3
2.12.	Employer	3
2.13.	Entry Date	3
2.14.	Five Percent Owner	3
2.15.	415 Compensation	3
2.16.	Highly Compensated Employee	4
2.17.	Hours Of Employment	5
2.18.	Leased Employee	5
2.19.	Non-Highly Compensated Employee	6
2.20.	Normal Retirement Age	6
2.21.	Normal Retirement Date	6
2.22.	Participant	6
2.23.	Plan Administrator	6
2.24.	Plan Year	6
2.25.	Qualified Plan	6
2.26.	Self-Employed Individual	6
2.27.	Service Period	7
2.28.	Severance Date	7
2.29.	Spouse	7
2.30.	Trustee	7
2.31.	Valuation Date	7
2.32.	Year of Eligibility Service	7
2.33.	Year of Vesting Service	7
Section 3 Eligibility		7
3.1.	Prior Participants	7
3.2.	New Participants	8

3.3.	Reemployed Participants	8
3.4.	Cessation Of Participation	8
Section 4 Contributions		8
4.1.	Pre-Tax Salary Reduction Contributions	8
4.2.	Catch-Up Contributions	9
4.3.	Maximum Payroll Reduction Contribution	9
4.4.	After-Tax Contributions	10
4.5.	Safe Harbor Matching Contributions	10
4.6.	Safe Harbor Nonelective Contributions	10
4.7.	Basic Matching Contributions	11
4.8.	Discretionary Matching Contributions	11
4.9.	Fixed Employer Contributions.	11
4.10.	Discretionary Employer Contributions	13
4.11.	Elections	13
4.12.	Changes In And Suspension Of Payroll Reductions	14
4.13.	Tax Deductions/Return of Contributions	14
4.14.	Rollover Contributions and Transfers	14
4.15.	Distributions During Uniformed Services	15
Section 5 In-Service Withdrawals and Loans		16
5.1.	Withdrawals	16
5.2.	Loans	18
Section 6 Distributions Of Excess Amounts		19
6.1.	Distribution Of Excess Elective Deferrals	19
6.2.	Discrimination Testing Rules	20
6.3.	Limitations On Matching and Eligible Employee Contributions For Highly Compensated Employees	22
6.4.	Definitions And Special Rules	25
Section 7 Allocation and Accounts		26
7.1.	Establishment Of Accounts	26
7.2.	Participant’s Selection of Investment Fund	26
7.3.	Transfers Between Investment Funds	26
7.4.	Allocation Of Earnings Or Losses	27
7.5.	Diversification Requirements for Contributions Invested in Employer Securities	27
7.6.	Life Insurance	28
Section 8 Distributions At Retirement		28
8.1.	Normal Retirement	28
8.2.	Required Minimum Distributions	29
8.3.	Required Beginning Date	29
Section 9 Distributions At Disability		29
9.1.	Distributions Upon Disability	29
9.2.	Determination Of Disability	30
9.3.	Notification Of Eligibility To Receive And Consent To Disability Benefits	30

Section 10 Distributions At Termination Of Employment (Vesting)		31
10.1.	Distributions Upon Termination Of Employment.	31
10.2.	Determination Of Vested Portion	32
10.3.	Forfeitures	32
10.4.	Notification Of Eligibility To Receive And Consent To Vested Benefits	33
Section 11 Distributions At Death		34
11.1.	Distributions Upon Death	34
11.2.	Distribution To Spouse	34
11.3.	Designation Of Beneficiary	34
11.4.	Beneficiary Not Designated	34
11.5.	Spousal Consent To Designation Of Beneficiary	34
Section 12 Leaves Of Absence And Transfers		35
12.1.	Military Leave Of Absence	35
12.2.	Death During Qualified Military Service	36
12.3.	Other Leaves Of Absence	36
12.4.	Transfers	37
12.5.	Acquisition Of Assets	38
Section 13 Trustee		38
13.1.	Selection of Trustee	38
13.2.	Trust Provisions	39
Section 14 Administration		44
14.1.	Appointment of Plan Administrator	44
14.2.	Construction	44
14.3.	Decisions And Delegation	44
14.4.	Duties Of The Plan Administrator	44
14.5.	Records Of The Plan Administrator	45
14.6.	Expenses	45
Section 15 Claim Procedure		45
15.1.	Claim	45
15.2.	Claim Decision	46
15.3.	Request For Review	46
15.4.	Review Of Decision	47
15.5.	Special Disability Provisions	47
15.6.	Venue for Litigation	49
Section 16 Amendment And Termination		49
16.1.	Amendment	49
16.2.	Termination; Discontinuance Of Contributions	49
16.3.	Amendment by the Volume Submitter Sponsor	50
Section 17 Miscellaneous		50
17.1.	Participants’ Rights	50
17.2.	Spendthrift Clause	50
17.3.	Delegation Of Authority By Employer	51
17.4.	Distributions To Minors	51

17.5.	Gender, Number And Headings	51
17.6.	Separability Of Provisions	51
17.7.	Diversion Of Assets	51
17.8.	Service Of Process	51
17.9.	Merger	52
17.10.	Benefit Limitation	52
17.11.	Commencement Of Benefits	52
17.12.	Qualified Domestic Relations Order.	53
17.13.	Written Explanation Of Rollover Treatment	55
17.14.	Special Distribution Option	55
17.15.	Limitations On Special Distribution Option	57
17.16.	Waiver Of 30-Day Period	57
17.17.	Contribution On Behalf Of Controlled Group Member	57
17.18.	Construction Of Plan	57
17.19.	Leased Employees	57
17.20.	General Fiduciary Standard of Conduct	58
17.21.	Multiple Employer Plan Provisions	58
Section 18 Top-Heavy Definitions		58
18.1.	Accrued Benefits	58
18.2.	Beneficiaries	59
18.3.	Determination Date	59
18.4.	Former Key Employee	59
18.5.	Key Employee	59
18.6.	Non-Key Employee	59
18.7.	Permissive Aggregation Group	59
18.8.	Required Aggregation Group	60
18.9.	Top-Heavy Compensation	60
18.10.	Top-Heavy Group	60
Section 19 Top-Heavy Rules		60
19.1.	Special Top-Heavy Rules	60
Section 20 Minimum Distribution Requirements.		61
20.1.	General Rules	61
20.2.	Time and Manner of Distribution	61
20.3.	Required Minimum Distributions During Participant’s Lifetime	62
20.4.	Revived Minimum Distributions After Participant’s Death	63
20.5.	Definitions	64
20.6.	Participant and Beneficiary Elections	65
Section 21 Money Purchase Pension Plan Merger Provisions		65
21.1.	In General	65
21.2.	Qualified Joint and Survivor Annuity	65
21.3.	Qualified Optional Survivor Annuity	65
21.4.	Qualified Preretirement Survivor Annuity	66
21.5.	Definitions	66
21.6.	Restriction on Distributions	66

BRYAN CAVE LLP
VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN
Section 1

Name Of Plan
This Plan shall be known by the name identified in Section I.B of the Adoption Agreement. The Plan will be considered a profit sharing plan even though contributions are not dependent on profits. This Basic Plan Document, together with an executed Adoption Agreement, constitute the plan document.
Section 2

Definitions
2.1.          Break In Service.
“Break in Service” means, if the hours method of crediting service is elected in the Adoption Agreement, each 12-month period commencing on the date a person completes one Hour of Employment (and each annual anniversary thereof) in which a person completes 500 or fewer Hours of Employment. If the elapsed time method of crediting service is elected in the Adoption Agreement, each 12-month period in which the individual does not perform an Hour of Employment.
2.2.          Code.
“Code” means the Internal Revenue Code of 1986, as amended.
2.3.          Company.
“Company” means the entity identified in Section I.A of the Adoption Agreement.
2.4.          Compensation.
“Compensation” means such amount paid to a Participant during the Plan Year as elected in Section III.0 of the Adoption Agreement. For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income. Except as provided elsewhere in this Plan, Compensation shall include only that Compensation which is actually paid to the Participant during the determination period.
In addition, Compensation shall not include amounts paid after an individual’s termination of employment; provided that, to the extent that the following amounts are included in the definition of Compensation and are paid no later than the later of the date which is 2 1/2 months after termination of employment or the end of the Plan Year that includes the date of termination of employment, such amounts paid after ‘an Eligible Employee’s termination of employment shall be deemed Compensation regular pay, including Compensation for services during regular working hours, overtime, shift differential, commissions, bonuses or other similar payments. The exclusion provided for in this Section 2.4 with respect to post employment payments shall not apply to payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as defined under Code Section 414(u)), to the extent such payments do not exceed the Compensation such individual would have received from the Employer if he or she had continued to perform services for the Employer.
Effective January 1, 2009, in accordance with Code Section 414(u)(12), Compensation shall include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by the Employer to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer.
The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $250,000 (as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code).
2.5.          Controlled Group.
“Controlled Group” means the Company and all other entities required to be aggregated with the Company under Sections 414(b), (c), or (m) of the Code or regulations issued pursuant to Section 414(o) of the Code. For purposes of Section 17.10, in determining which entities shall be aggregated under Section 414(b) or (c) of the Code, the modifications made by Section 415(h) of the Code shall be applied.
2.6.          Disability Retirement Date.
“Disability Retirement Date” means, if elected in the Adoption Agreement, the date on which a Participant is determined by the Plan Administrator to be permanently and totally disabled in accordance with Section 9.2.
2.7.          Distribution Notice Period.
“Distribution Notice Period” means the period beginning not more than 180 days and ending not less than 30 days before any Valuation Date.
2.8.          Early Retirement Date.
“Early Retirement Date” means, if elected in the Adoption Agreement, such date as determined in accordance with Section IV.D.2 of the Adoption Agreement.
2.9.          Earned Income.
“Earned Income” means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code.
2.10.          Eligible Employee.
“Eligible Employee” means any person identified as an Eligible Employee under Section ILA of the Adoption Agreement.
2.11.          Employee.
“Employee” means any individual classified by the Employer or a member of the Controlled Group as an employee or a Leased Employee.
2.12.          Employer.
“Employer” means the Company and any other member of the Controlled Group which has, with the consent of the Board, adopted the Plan.
2.13.          Entry Date.
“Entry Date” means the dates identified in Section ILD of the Adoption Agreement.
2.14.          Five Percent Owner.
“Five Percent Owner” means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of any corporation in the Controlled Group or stock possessing more than five percent of the total combined voting power of all stock of any corporation in the Controlled Group or who owns more than five percent of the capital or profits interest of any unincorporated entity in the Controlled Group.
2.15.          415 Compensation.
“415 Compensation” shall mean one of the following, as elected in accordance with Section V.A of the Adoption Agreement:
(a)          W-2 Compensation — Wages as reported in Box 1 of Form W-2, as defined in Treasury Regulation Section 1.415(c)-2(d)(4).
(b)          Total Compensation — Wages as defined in Treasury Regulation Section 1.415(c) -2(d)(2).
(c)          Withholding Wages — Wages as defined in Treasury Regulation Section 1.415(c) -2(d)(3).
Such remuneration shall not include any severance pay, whether paid before or after a Participant’s termination of employment. In addition, such amount shall not include other compensation paid after an individual’s termination of employment; provided that, to the extent that the following amounts are otherwise included in the definition of remuneration and are paid no later than the later of the date which is 2 1/2 months after termination of employment or the end of the Limitation Year that includes the date of termination of employment, such amounts paid after a Participant’s termination of employment shall be deemed remuneration:
(a)          Regular pay, including compensation for services during regular working hours, overtime, shift differential, commissions, bonuses or other similar payments; and
(b)          Payment for unused accrued sick, vacation or other leave, but only if the former Participant would have been able to use the leave if employment had continued, and payment received pursuant to a nonqualified, unfunded deferred compensation plan sponsored by the Employer, but only if the former Participant would have received the payment at the same time if employment had continued and only to the extent the payment is includible in the former Participant’s gross income.
The exclusions provided for in this Section with respect to post-employment payments shall not apply to payments to an individual who does not currently perform services for the Employer by reason of:
(1)          Qualified military service under Code Section 414(u)(1), to the extent such payments do not exceed the compensation such individual would have received from the Employer if he or she had continued to perform services for the Employer; or
(2)          Permanent and total disability under Code Section 22(e)(3), provided either that:
(A)          The individual was not a Highly Compensated Employee immediately before becoming disabled, or
(B)          The individual was a Highly Compensated Employee immediately before becoming disabled, and the Employer provides continuation of compensation for a fixed or determinable period after termination of employment on behalf of all Participants who are totally and permanently disabled within the meaning of this Section 2.15(b)(2).
2.16.          Highly Compensated Employee.
“Highly Compensated Employee” means any Participant who (a) was a Five-Percent Owner at any time during either the determination year or the look-back year; or (b) received compensation within the meaning of Code Section 415(c)(3) (including the deferrals described in Code Section 415(c)(3)(D)) from the Employer in excess of $105,000 (as adjusted pursuant to Code Section 415(d)) during the look-back year. The number of Employees who may be considered Highly Compensated Employees shall be limited in accordance with a top-paid group election made under Section V.C.1 of the Adoption Agreement.
For purposes of this Section, the determination year shall be the Plan Year, and the look-back year shall be the 12-month period immediately preceding the determination year, unless elected otherwise in Section V.B.5 of the Adoption Agreement. The determination of who is a

Highly Compensated Employee, including the determination of the compensation that is considered, will be made in accordance with Code Section 414(q), Notice 97-45 and the regulations thereunder.
2.17.          Hours Of Employment.
“Hours of Employment” for a person compensated on the basis of a certain amount for each hour worked during a given period means:
(a)          Each hour for which a person is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties and for reasons other than the performance of duties; provided that
(1)          no more than 501 Hours of Employment shall be credited on account of a single continuous period during which no duties are performed, and
(2)          no Hours of Employment shall be credited if payment was made or due
(A)          under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; or
(B)          solely as reimbursement for medical or medically related expenses incurred by the Employee.
(b)          Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. Such Hours of Employment shall be credited for the periods to which the award or agreement pertains rather than the periods in which the award, agreement, or payment is made, and no Hours of Employment shall be credited under this paragraph which would duplicate any hours credited above.
For a person who is not compensated on the basis of a certain amount for each hour worked during a given period, credit shall be given at the rate of 10 Hours of Employment for each calendar day of employment with the Employer for which he or she would be credited with one or more Hours of Employment if (a) or (b) above applied. For a person on a leave of absence pursuant to Sections 12.1 or 12.3, credit for such leave shall be given for the number of regularly scheduled working hours included in the period of such leave.
Hours of Employment shall be calculated in accordance with Department of Labor Regulation Sections 2530.200b-2 and 2530.200b-3.
2.18.          Leased Employee.
“Leased Employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (a “leasing organization”) has performed services for the recipient (or for the recipient and related persons as determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, if such services are performed under primary direction or control by the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.
2.19.          Non-Highly Compensated Employee.
“Non-Highly Compensated Employee” means any Employee who is not a Highly Compensated Employee but who is eligible to participate in the Plan.
2.20.          Normal Retirement Age.
“Normal Retirement Age” means such age as identified in Section IV.D.1 of the Adoption Agreement.
2.21.          Normal Retirement Date.
“Normal Retirement Date” means such date as determined in accordance with Section IV.D.1 of the Adoption Agreement.
2.22.          Participant.
“Participant” means an Eligible Employee who has satisfied the eligibility requirements of Section 3 and who has not become a former Participant under Section 3.4.
2.23.          Plan Administrator.
“Plan Administrator” means the person or entity identified in Section LB.4 in the Adoption Agreement or the successor appointed pursuant to Section 14.1.
2.24.          Plan Year.
“Plan Year” means the period identified in Section I.B.3 in the Adoption Agreement.
2.25.          Qualified Plan.
“Qualified Plan” means any plan qualified under Section 401 of the Code. For purposes of Section 18 and Section 19 only, the term “Qualified Plan” also means a simplified employee pension described in Section 408(k) of the Code.
2.26.          Self-Employed Individual.
“Self-Employed Individual” means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

2.27.          Service Period.
“Service Period” means the period of time commencing on the date on which a person first performs an Hour of Employment with the Employer and ending on the person’s Severance Date.
2.28.          Severance Date.
“Severance Date” means the date on which the earliest of the following occurs: (a) a person employed by the Employer quits, retires, is discharged or dies, or (b) the first anniversary of the first date of a period in which the person is not credited with an Hour of Employment and remains absent from service with the Employer (with or without pay) for any reason other than quit, retirement, discharge or death.
2.29.          Spouse.
“Spouse” means an individual to whom a Participant is lawfully married for federal law purposes in accordance with applicable law.
2.30.          Trustee.
“Trustee” means the insurer or trustee or any successor trustee appointed pursuant to Section 13 hereof.
2.31.          Valuation Date.
“Valuation Date” means each day as determined in accordance with Section VI.E.2 in the Adoption Agreement.
2.32.          Year of Eligibility Service.
“Year of Eligibility Service” means a year of service as determined in accordance with Section ILE of the Adoption Agreement.
2.33.          Year of Vesting Service.
“Year of Vesting Service” means a year of service as determined in accordance with Section IV.E.6 of the Adoption Agreement.
Section 3

Eligibility
3.1.          Prior Participants.
If this is a restatement of an existing Plan, as identified in Section I.B.2 of the Adoption Agreement, each person who was a Participant on the day before the restatement effective date shall continue to be a Participant on the restatement effective date.

3.2.          New Participants.
Provided that he or she enrolls in the Plan in accordance with the procedures established by the Plan Administrator, on or after the effective date of the Plan or restatement effective date, as applicable and as identified in Section I.B.2 of the Adoption Agreement, each Eligible Employee not described in Section 3.1 shall become a Participant hereunder as of the Entry Date coinciding with or next following the later of his or her date of hire and the date he or she satisfies the age and service requirements, if any, identified in Sections II.B and II.0 of the Adoption Agreement.
If a person is not an Eligible Employee when he or she satisfies these requirements, he or she shall not become a Participant until the day he or she becomes an Eligible Employee.
3.3.          Reemployed Participants.
A former or inactive Participant who is reemployed by the Employer shall become a Participant on the date he or she is reemployed as an Eligible Employee.
3.4.          Cessation Of Participation.
A person shall cease to be a Participant when he or she
(a)          has ceased to be employed by the Employer, and
(b)          has no undistributed account balances under the Plan.
Section 4

Contributions
4.1.          Pre-Tax Salary Reduction Contributions.
If elected in Section III.A.1 of the Adoption Agreement, a Participant may elect to have up to a percentage or flat dollar amount of his or her Compensation contributed by the Employer to the Plan on a pre-tax basis through payroll reductions. Each Participant shall elect in accordance with procedures established by the Plan Administrator in increments of 1% the percentage of his or her Compensation under this Section or the dollar amount per pay period to be contributed under this Section. If elected in Section III.A.3 of the Adoption Agreement, at the time of his or her election to contribute his or her Compensation to the Plan, a Participant may irrevocably designate all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under Sections 4.1 and 4.2 and the other provisions of the Plan as Roth elective deferrals. If a Participant makes such an election, the Employer shall treat such Roth elective deferrals as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. Unless specifically stated otherwise, Roth elective deferrals will be treated as elective deferrals (pre-tax elective contributions) for all purposes under the Plan.

If automatic enrollment is elected in Section III.A.5 of the Adoption Agreement, each Eligible Employee who becomes a Participant and who has not otherwise elected, according to procedures established by the Plan Administrator, for a percentage of his or her Compensation to be contributed to the Plan on either a before-tax basis or an after-tax basis will be deemed to have elected to contribute a percentage (as identified in Section III.A.5 of the Adoption Agreement) of his or her Compensation to the Plan on a before-tax basis beginning a certain number of days (as identified in Section III.A.5 of the Adoption Agreement) after the date he or she becomes an Eligible Employee. If elected in Section III.A.5 of the Adoption Agreement, each Participant who has elected for a percentage of his or her Compensation to be contributed on a pre-tax or after-tax basis a combined level of at least 1% but not more than the percentage set forth in the Adoption Agreement of his or her Compensation and who has not otherwise elected, according to procedures established by the Plan Administrator, will be deemed to have elected to increase his or her contribution to his or her account by 1% of his or her Compensation annually. Such deemed election shall not increase the Participant’s aggregate contributions to his or her Pre-Tax Contribution Account and After-Tax Contribution Account to a level which exceeds a percentage (as determined in accordance with the Adoption Agreement) of his or her Compensation. Within a reasonable period before each Plan Year, each Employee who has been automatically enrolled in the Plan pursuant to this paragraph shall receive a notice which (a) includes an explanation of the Participant’s right under the arrangement not to have elective contributions made on his or her behalf (or to elect to have such contributions made at a different percentage), (b) gives the Participant a reasonable period of time, after receipt of the notice and before the first elective contribution is made for such Plan Year, to make such election, and (c) explains how contributions made under the arrangement will be invested in the absence of any investment election by the Participant.
4.2.          Catch-Up Contributions.
If elected in Section III.A.2 of the Adoption Agreement, Participants who are eligible to make elective deferrals hereunder and who have attained or will attain age fifty (50) by the end of their taxable year which ends on or before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of; Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.
4.3.          Maximum Payroll Reduction Contribution.
Subject to Section 4.2, the maximum amount which may be contributed to the Plan by a Participant on a pre-tax basis or Roth basis under Section 4.1 and any other Qualified Plan maintained by the Employer in any calendar year is limited to the amount prescribed under Section 402(g) of the Code with respect to such calendar year. If a Participant’s pre-tax and Roth contributions reach this maximum, the Plan Administrator shall stop the Participant’s pre-tax payroll reduction contributions for the remainder of the calendar year.

4.4.          After-Tax Contributions.
If elected in Section III.A.4 of the Adoption Agreement, a Participant (subject to any limitations or exclusions elected in the Adoption Agreement) may elect to have up to a percentage of his or her Compensation contributed by the Employer to the Plan on an after-tax basis through payroll reductions. Each Participant shall elect in accordance with procedures established by the Plan Administrator in increments of 1% the percentage of his or her Compensation under this Section to be contributed under this Section.
4.5.          Safe Harbor Matching Contributions.
If elected in Section III.B.1, the Employer will contribute to the Plan on behalf of each eligible Participant a safe harbor matching contribution in accordance with the elections therein. For this purpose, each eligible Participant shall mean employees eligible to make elective deferrals for any part of the Plan Year or who would be eligible to make such contributions but for a suspension due to a distribution described in Section 5.1(d). Therefore, no Hours of Employment or other employment requirement may apply.
At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the employee becomes eligible but not later than the date the employee becomes eligible. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described herein. Any such contribution shall be paid to the Trustee not later than the time prescribed by law for filing the Employer’s federal income tax return for the taxable year with or within which such Plan Year ends, including extensions thereof, unless elected otherwise in the Adoption Agreement.
If Section III.B.1.C. of the Adoption Agreement is elected, the Safe Harbor Matching Contributions under this Section 4.5 will be made to the defined contribution plan indicated in the Adoption Agreement. However, such contributions will be made to this Plan unless (i) each employee eligible under this Plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this Plan.
4.6.          Safe Harbor Nonelective Contributions.
If elected in Section III.B.4, for each Plan Year, the Employer will contribute to the Plan on behalf of each eligible Participant an amount equal to 3% of such Participant’s Compensation for such Plan Year. For this purpose, each eligible Participant shall mean employees eligible to make elective deferrals for any part of the Plan Year or who would be eligible to make such contributions but for a suspension due to a distribution described in Section 5.1(d). Therefore, no Hours of Employment requirement or employment requirement may apply.
At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the employee becomes eligible but not later than the date the employee becomes eligible. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described herein. Any such contribution shall be paid to the Trustee not later than the time prescribed by law for filing the Employer’s federal income tax return for the taxable year with or within which such Plan Year ends, including extensions thereof, unless elected otherwise in the Adoption Agreement.
If Section III.B.1.C. of the Adoption Agreement is elected, the Safe Harbor Matching Contributions under this Section 4.5 will be made to the defined contribution plan indicated in the Adoption Agreement. However, such contributions will be made to this Plan unless (i) each employee eligible under this Plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this Plan.
Any such contribution shall be paid to the Trustee not later than the time prescribed by law for filing the Employer’s federal income tax return for the taxable year with or within which such Plan Year ends, including extensions thereof, unless elected otherwise in the Adoption Agreement.
4.7.          Basic Matching Contributions.
If elected in Section III.B.2 of the Adoption Agreement, the Employer will contribute to the Plan an amount, if any, equal to a percentage, as determined by the Company, of the amount by which each Participant elects to have his or her Compensation reduced under Sections 4.1, 4.2 and 4.4, as elected in the Adoption Agreement. These matching contributions shall be allocated in accordance with the requirements set out in the Adoption Agreement. Any such contributions shall be paid to the Trustee not later than the time prescribed by law for filing the Employer’s federal income tax return for the taxable year with or within which such Plan Year ends, including extensions thereof, unless elected otherwise in the Adoption Agreement.
4.8.          Discretionary Matching Contributions.
If elected in Section III.B.3 of the Adoption Agreement, the Employer may contribute to the Plan an amount, if any, equal to a percentage, as determined by the Company, of the amount by which each Participant elects to have his or her Compensation reduced under Sections 4.1 and 4.2 (and, if elected in the Adoption Agreement, after-tax contributions). Any such contributions shall be paid to the Trustee not later than the time prescribed by law for filing the Company’s federal income tax return for the taxable year with or within which the Plan Year ends, including any extensions thereof.
4.9.          Fixed Employer Contributions.

(a)          If elected in Section III.B.5 of the Adoption Agreement, for each Plan Year, the Employer will contribute to the trust which funds the Plan a contribution in the amount designated in the Adoption Agreement that will be allocated to Participants described therein.

Any such contribution shall be paid to the Trustee not later than the time prescribed by law for filing the Employer’s federal income tax return for the taxable year with or within which such Plan Year ends, including any extensions thereof.
(b)          Integrated Formula. If use of an integrated formula is elected in Section III.B.5 of the Adoption Agreement, the following shall be applicable:
(1)          Step One - Contributions will be allocated to each Participant’s account in the ratio that each Participant’s Compensation bears to all Participants’ Compensation, but not in excess of 3% of each participant’s Compensation.
(2)          Step Two - Any contributions remaining after the allocation in Step One will be allocated to each Participant’s account in the ratio that each Participant’s Compensation for the Plan Year in excess of the Integration Level bears to the excess compensation of all Participants, but not in excess of 3% of each Participant’s Compensation. For purposes of this Step Two, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, such Participant’s Compensation for the Plan Year will be taken into account.
(3)          Step Three - Any contributions remaining after the allocation in Step Two will be allocated to each Participant’s account in the ratio that the sum of each Participant’s Compensation and Compensation in excess of the Integration Level bears to the sum of all Participants’ Compensation and Compensation in excess of the Integration Level, but not in excess of the profit sharing maximum disparity rate. For purposes of this Step Three, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, two times such Participant’s Compensation for the Plan Year will be taken into account.
(4)          Step Four - Any remaining employer contributions will be allocated to each Participant’s account in the ratio that each Participant’s Compensation for the Plan Year bears to all Participants’ Compensation for that year.
The Integration Level shall be equal to the taxable wage base or such lesser amount elected by in the Adoption Agreement. The taxable wage base is the contribution and benefit base under section 230 of the Social Security Act at the beginning of the Plan Year.
Overall permitted disparity limit: Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), employer contributions will be allocated to the account of each Participant who either completes more than 500 hours of service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participant’s Compensation bears to the Compensation of all Participants.
Cumulative permitted disparity limit: The cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the participant has no cumulative disparity limit.
The maximum profit-sharing disparity rate is equal to the lesser of:
(A)	2.7%
(B)	the applicable percentage determined in accordance with the table below: If the Integration Level

Is more than	But not more than	The applicable percentage is
$0	X*	2.7%
X* of TWB	80% of TWB	1.3%
80% of TWB	Y**	2.4%

*X = the greater of $10,000 or 20 percent of the TWB
**Y = any amount more than 80% of the TWB but less than 100% of the TWB. If the integration level used is equal to the taxable wage base, the applicable percentage is 2.7%.
4.10.          Discretionary Employer Contributions.
(a)          If elected in Section III.B.6, for each Plan Year, the Employer may contribute to the Plan an amount which shall be determined by the Company. Any such contribution shall be paid to the Trustee not later than the time prescribed by law for filing the Employer’s federal income tax return for the taxable year with or within which such Plan Year ends, including any extensions thereof. Participants eligible for this contribution shall be designated in the Adoption Agreement.
(b)          Integrated Formula. If use of an integrated formula is elected in Section III.B.5 of the Adoption Agreement, the formula in Section 4.9(b) shall apply.
4.11.          Elections.
Each election by a Participant under this Section shall be effective until suspended or amended. Each election shall be effective only when made in accordance with the procedures established by the Plan Administrator and in accordance with Section III.A.1 of the Adoption Agreement.

4.12.          Changes In And Suspension Of Payroll Reductions.
Each Participant’s payroll reduction percentages continue in effect until the Participant shall change such percentage. A Participant may in his or her discretion change such percentage by notice not less than 10 days before the date on which the change is to take effect in accordance with the procedures established by the Plan Administrator.
4.13.          Tax Deductions/Return of Contributions.
All Employer contributions are made conditioned upon their deductibility for Federal income tax purposes under Section 404 of the Code. Amounts contributed by the Employer shall be returned to the Employer from the Plan by the Trustee under the following circumstances:
(a)          If a contribution was made by the Employer by a mistake of fact, the excess of the amount of such contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Employer within one year after the payment of the contribution; and
(b)          If the Employer makes a contribution which is not deductible under Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to the Employer within one year after the disallowance of the deduction.
Earnings attributable to the contribution shall not be returned to the Employer, but losses attributable to such excess contribution shall be deducted from the amount to be returned.
In the event (a) or (b) above apply, the Employer will distribute any salary reduction amounts returned to the Employer (less any losses) to the Eligible Employees who elected to reduce their salary by such amounts.
4.14.          Rollover Contributions and Transfers.
If elected under Section IILA.6 of the Adoption Agreement, the Plan Administrator may direct the Trustee to accept from or on behalf of a Participant, any cash or other assets the receipt of which would constitute an eligible rollover distribution as defined in Section 402(c)(4) of the Code from any of the following types of plans designated in Section III.A.6:
(a)          A qualified plan described in Code Section 401(a), excluding after-tax contributions;
(b)          A qualified plan described in Code Section 401(a), including after-tax contributions;
(c)          A qualified annuity plan described in Code Section 403(b), excluding after-tax contributions;

(d)          A qualified annuity plan described in Code Section 403(a), including after-tax contributions;
(e)          An annuity plan described in Code Section 403(b), including after-tax contributions; and
(f)          A plan maintained by a state or local government or instrumentality thereof as described in Code Section 457(b).
If elected in the Adoption Agreement, the Plan Administrator may direct the Trustee to accept from or on behalf of a Participant, a rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income. In addition, the Administrator may direct the Trustee to accept from or on behalf of a Participant, a rollover contribution of an amount paid or distributed out of an individual retirement account to which the only contributions have been one or more eligible rollover distributions as defined in Code Section 402(c) (4).
If elected in the Adoption Agreement, the Plan Administrator may also direct the Trustee to accept from or on behalf of an Eligible Employee a rollover contribution to a Roth Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).
The Plan Administrator may direct the Trustee to accept from the trustee of another Qualified Plan a direct transfer of cash or other assets which does not constitute an eligible rollover contribution. Notwithstanding the preceding sentence, the Trustee may not accept the direct transfer of any assets from any Qualified Plan which would cause the Plan to be subject to the requirements of Section 401(a)(11) of the Code. Any contributions under this Section shall be segregated in a separate account and shall be fully vested at all times. Unless accepted on a Valuation Date, the assets of such account will be segregated from the other assets of the Plan until the Valuation Date next following the date they are accepted, and thereafter will share in the allocation of earnings and losses under Section 7.4. Such amounts shall not be considered as a contribution by a Participant for purposes of Sections 4.1, 4.2 or 17.10.
4.15.          Distributions During Uniformed Services.
Effective October 1, 2009, for purposes of determining whether the Participant may elect to receive a distribution, a Participant will be deemed to have incurred a termination of employment during any period the Participant is performing service for a period in excess of 30 days in the uniformed services (as described in Code Section 3401(h)(2)(A)). If a Participant elects to receive a distribution by reason of such termination of employment, the Participant may not make a pre-tax deferral or after-tax contribution to the Plan during the 6-month period beginning on the date of such distribution.

Section 5

In-Service Withdrawals and Loans
5.1.          Withdrawals.
(a)          After-Tax Contribution Account. If elected in Section IV.0 of the Adoption Agreement, a Participant in the employment of the Employer may withdraw as of any date all or any part of his or her After-Tax Contribution Account in accordance with rules and procedures established by the Plan Administrator. If elected in the Adoption Agreement, the Trustee shall separately account for an Employee’s after-tax contributions made on or after January 1, 1987 and earnings on those contributions. Withdrawals of after-tax contributions and earnings on after-tax contributions will be made in the following order:
(1)          Pre-1987 after-tax contributions;
(2)          Post-1986 after-tax contributions and earnings attributable to Post-1986 after-tax contributions; and
(3)          Earnings on pre-1987 after-tax contributions.
(b)          Rollover Contribution Account. If elected in Section IV.0 of the Adoption Agreement, an individual who has a Rollover Contribution Account and who is in the employment of the Employer may, as of any date, withdraw all or any portion of his or her Rollover Contribution Account in accordance with rules and procedures established by the Plan Administrator.
(c)          Age 59 1/2 Withdrawals. If elected in Section IV.0 of the Adoption Agreement, a Participant in the employment of the Employer and who has attained at least age 59 1/2 may withdraw the vested portion of his or her Accounts (if any) identified in Section IV.C.1 in accordance with rules and procedures established by the Plan Administrator.
(d)          Hardship Withdrawals. If elected in Section IV.0 of the Adoption Agreement, a Participant who demonstrates a substantial hardship to the Plan Administrator may elect an in-service withdrawal from the Accounts identified in the Adoption Agreement; provided that earnings credited to his or her Pre-Tax Contribution Account after such date as is set forth in Treasury Regulations under Section 401(k) of the Code and any amounts credited to a Participant’s QNEC Account may not be withdrawn upon a demonstration of substantial hardship.
However, a withdrawal from the QNEC Account portion of his or her Pre-Tax Contribution Account shall be permitted only if the Participant has attained at least age 59 1/2.
The minimum withdrawal amount shall be set forth in enrollment materials. The Plan Administrator will grant a distribution on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

(1)          Determination of Immediate and Heavy Financial Need. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:
(A)          expenses for (or necessary to obtain) medical care that would be deductible under Code Sections 213(a) and (d) (determined without regard to whether the expenses exceed any applicable threshold amount of adjusted gross income) or which are incurred by the Participant’s properly designated primary beneficiary;
(B)          costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;
(C)          the payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, the Participant’s children or dependents (as defined in Section 152 of the Code, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)) or the Participant’s properly designated primary beneficiary;
(D)          payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;
(E)          payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)) or properly designated primary beneficiary; or
(F)          expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable threshold amount of adjusted gross income).
(2)          Amount Necessary To Satisfy Financial Need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:
(A)          The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (which may include any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution); and
(B)          The Participant has obtained all distributions (including distribution of ESOP dividends under Code Section 404(k)), other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Controlled Group.

In addition a Participant who receives a hardship withdrawal will be unable to make pre-tax contributions or after-tax contributions to the Plan or any other qualified or nonqualified plan of deferred compensation maintained by the Controlled Group, including stock option and stock purchase plans and a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code (but not the cafeteria plan itself), for a period of six months after the Valuation Date as of which the hardship distribution is made.
(e)          Other Withdrawals. Other withdrawals shall be available as identified in the Adoption Agreement.
(f)          Order Of Investment Liquidation. The Plan Administrator shall establish rules for determining the portion of each fund in which the Participant’s accounts are invested which shall be liquidated to provide the proceeds for any withdrawal to the Participant.
5.2.          Loans.
The Plan Administrator, as administrator of the loan program, shall make loans available to Participants who are employed with the Employer on the date the loan is made (and subject to the terms of this Section 5.2, to an interested party as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, even if such interested party is no longer an Employee) pursuant to a uniform and non-discriminatory policy. Notwithstanding the above, loans shall not be made available to highly compensated employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other employees. All loans shall comply with the requirements set out in Section rv.B of the Adoption Agreement.
(a)          Loan Applications. A Participant must apply for a loan in accordance with the procedures established by the Plan Administrator.
(b)          Criteria For Approval. A Participant may borrow from the Plan subject to such rules or requirements as may be established by the Plan Administrator.
(c)          Loan Limits No loan shall be made if immediately after the loan the unpaid balance of all loans by this Plan and all other plans maintained by the Controlled Group to the Participant would exceed the lesser of
(1)          $50,000, or
(2)          50% of the vested portion of the Participant’s accounts under this Plan.
Notwithstanding the foregoing, the $50,000 limitation in (1) above shall be reduced by the highest outstanding loan balance for the one-year period ending on the day before a new loan is made minus the outstanding balance of existing loans to the Participant on the date of the new loan.
(d)          Repayment Period. The repayment period shall be between the time period set out in the Adoption Agreement.

(e)          Manner And Timing Of Repayments. In accordance with procedures established by the Plan Administrator, loans will be repaid (principal and interest) through substantially equal payroll deductions; provided, that a Participant may at any time prepay the entire amount due on the loan in one lump sum without penalty. Upon a Participant’s termination of employment, the entire loan balance shall become due and payable immediately, in accordance with Plan procedures, and shall be set off against any distribution due to the Participant.
(f)          Security. Each loan shall be secured by assignment of the Participant’s accounts in the Plan and by the Participant’s collateral promissory note for the amount of the loan, including interest thereon, payable to the order of the Trustee. However, in no event shall more than the lesser of $50,000 and 50% of a Participant’s vested interest in the Plan (determined immediately after origination of the loan) be used as security for the loan.
(g)          Order Of Investment Liquidation. The Employer shall liquidate a portion of each Fund in which the Participant’s accounts are invested to provide the proceeds for any loan to the Participant. The amount of each such Fund to be liquidated shall be determined in accordance with rules and procedures established by the Plan Administrator.
(h)          Loan Fees. The Trustee shall deduct any fee in effect from time to time from the loan proceeds or the Participant’s account.
(i)          Loans Limited To Employees. Except as otherwise provided in this Section 5.2, no loan shall be made to any Participant who has terminated employment with the Employer.
(j)          Default. Generally, a default shall occur upon the failure of a Participant to timely remit payments under the loan when due. In such event, the Trustee shall enforce a loan default in accordance with Plan procedures.
Section 6

Distributions Of Excess Amounts
6.1.          Distribution Of Excess Elective Deferrals.
If a Participant’s Elective Deferrals for any calendar year exceed $17,000 (or such higher amount prescribed under Section 402(g) of the Code), then the Participant may file an election form prescribed by the Plan Administrator with the Employer designating in writing the amount of such excess Elective Deferrals to be distributed from this Plan. Any such election form must be filed with the Employer no later than the first March 1 following the close of such calendar year in order for the Employer to act on it. If such an election form is timely filed, the Trustee shall distribute to the Participant the amount of such excess Elective Deferrals (as adjusted to reflect income, gain, or loss through the end of the Plan Year as determined under Code Section 402(g) and the applicable Treasury Regulations) which the Participant has allocated to this Plan together with any income or less any loss allocable to such amount on or before the first April 15 following the close of such calendar year. For purposes of the preceding, the income or loss allocable to such excess amount will be determined under such reasonable method as the Plan Administrator shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts.

6.2.          Discrimination Testing Rules.
(a)          If contributions are made under either Section 4.5 or 4.6, the Plan is structured to comply with the alternative method of meeting nondiscrimination testing requirements as described in Code Section 401(k)(12) and Code Section 401(m)(11), and therefore contributions under Section 4.1 and 4.2 are not subject to the nondiscrimination tests described in Code Sections 401(k) and 401(m).
(b)          If deferrals are made under either Section 4.1 or 4.2 and the safe harbor provisions of Section 4.5 or 4.6 are not elected, the following provisions shall apply. The ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:
(1)          The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or
(2)          The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were Non-highly Compensated Employees in the prior Plan Year by more than 2 percentage points.
For the first Plan Year the Plan permits any Participant to make elective deferrals and this is not a successor plan, for purposes of the foregoing tests, the prior year’s Non-highly Compensated Employees’ ADP shall be 3 percent unless the Employer has elected in the adoption agreement to use the Plan Year’s ADP for these Participants.
If elected by the Employer in Section V.B.1 of the Adoption Agreement, the ADP tests in 1 and 2, above, will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are Non-highly Compensated Employees. Once made, the Employer can elect Prior Year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in Section 410(b)(6)(C)(ii).
“ADP” means, for a specified group of Participants (either Highly Compensated Employees or Non-highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of employer contributions actually paid over to the trust on behalf of such Participant for the Plan Year to (2) the Participant’s Compensation for such Plan Year. Employer contributions on behalf of any

Participant shall include: (1) any elective deferrals (other than Catch-up Contributions) made pursuant to the Participant’s deferral election (including excess elective deferrals of Highly Compensated Employees), but excluding (a) excess elective deferrals of Non-highly Compensated Employees that arise solely from elective deferrals made under the Plan or plans of this Employer and (b) elective deferrals that are taken into account in the ACP test (provided the ADP test is satisfied both with and without exclusion of these elective deferrals); and (2) if elected by the Employer in the Adoption Agreement, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an employee who would be a Participant but for the failure to make elective deferrals shall be treated as a Participant on whose behalf no elective deferrals are made.
The Plan Administrator is authorized to reduce to the extent necessary the maximum contributions under Section 4.1 for Highly Compensated Employees prior to the close of the Plan Year if the Plan Administrator reasonably believes that such reduction is necessary to prevent the Plan from failing both tests in Code Section 401(k)(3). Such adjustments shall be made in accordance with rules prescribed by the Plan Administrator. The Plan Administrator may implement rules limiting contributions under Section 4.1 which may be made on behalf of some or all Highly Compensated Employees so that the limits of Section 401(k)(3) or 401(m)(2) of the Code are satisfied. If for any Plan Year the Plan satisfies neither of the tests set forth in Code Section 401(k)(3), the Trustee shall be directed by the Plan Administrator to return to each Highly Compensated Employee his or her portion of the excess contributions (plus the income or less the loss allocable to such excess contributions, as determined in accordance with Code Section 401(k) and applicable Treasury Regulations) for such Plan Year within 12 months after the last day of such Plan Year. For Plan Years beginning on or after January 1, 2007, such income or loss allocable to excess contributions shall be equal to the income or loss allocable to such Participant’s Pre-Tax Salary Reduction Account (including any qualified nonelective contributions or qualified matching contributions, to the extent included in the ADP test for the Plan Year) for the Plan Year multiplied by a fraction, the numerator or which is such Participant’s excess contributions for the Plan Year and the denominator is the Participant’s Pre-Tax Salary Reduction Account balance (including any qualified nonelective contributions or qualified matching contributions, to the extent included in the ADP test for the Plan Year), without regard to any income or loss occurring during the Plan Year.
A Highly Compensated Employee shall forfeit any matching contributions which were contributed on account of any portion of the excess contributions even if such matching contributions are vested. Each Highly Compensated Employee’s portion of the excess contributions for a Plan Year shall be determined under a two-step process. First, the aggregate amount of excess contributions shall be calculated. This shall be done by reducing the actual deferral percentages of those Highly Compensated Employees with the highest actual deferral percentages to the extent necessary but not below the next highest level of actual deferral percentages. This process shall be repeated, to the extent necessary, until the actual deferral percentage for the group of Highly Compensated Employees satisfies one of the tests set forth in Code Section 401(10(3). The aggregate amount of excess contributions shall be equal to the sum of all such reductions. Second, the aggregate amount of excess contributions to be returned shall be allocated by reducing the pre-tax contributions of those Highly Compensated Employees with the highest amount of pre-tax contributions to the extent necessary but not below the next highest amount of pre-tax contributions. This process shall be repeated, to the extent necessary, until all excess contributions to be returned shall be allocated among the Highly Compensated Employees.

(c)          Coordination With Distributions Of Elective Deferrals. If the Plan is required to distribute both elective deferrals and excess contributions for a Plan Year, the Plan shall:
(1)          calculate and distribute the elective deferrals before determining the excess contributions to be distributed to Highly Compensated Employees;
(2)          calculate the actual deferral percentage including the amount of excess elective deferrals distributed pursuant to 1 above; and
(3)          distribute excess contributions to Participants by reducing the excess contributions distributed to a Participant by the amount of excess elective deferrals distributed to such Participant.
(d)          Election To Make Additional Employer Contributions. If the Plan uses the current year testing method pursuant to Section V.B.1 of the Adoption Agreement, notwithstanding the above, in accordance with Treasury Regulation Section 1.401(k)-2(a)(6), the Employer may elect, in lieu of all or a portion of the corrective distribution described above in this Section, to make additional qualified nonelective contributions or qualified matching contributions which are treated as elective deferrals under the Plan and that, in combination with the elective deferrals, satisfy the actual deferral percentage test. Any such additional qualified nonelective contributions will be credited to a Participant’s account and shall be allocated to each Participant who is not a Highly Compensated Employee in an amount as determined by the Employer and will be contributed as a percentage of such Participant’s Compensation for the Plan Year. Any such additional qualified matching contributions will be credited to a Participant’s account and shall be allocated to each Participant who is not a Highly Compensated Employee and will be contributed as a percentage of the amount contributed by such Participant under Section 4.1.
(e)          Testing Year. The actual deferral percentage of Non-Highly Compensated Employees shall be determined in accordance with the elections made under Section V.B.1 of the Adoption Agreement.
6.3.          Limitations On Matching and Eligible Employee Contributions For Highly Compensated Employees.
If contributions are made under Section 4.4, 4.7 or 4.8, the Plan Administrator is authorized to reduce to the extent necessary the maximum amount of matching contributions under Sections 4.7 and 4.8 and after-tax contributions contributed on behalf of any Highly Compensated Employee prior to the close of the Plan Year if the Plan Administrator reasonably believes that such adjustment is necessary to prevent the Plan from failing both tests in Code Section 401(m)(2). Such reduction shall be made in accordance with rules prescribed by the Plan Administrator. Notwithstanding anything herein to the contrary, the tests in Code Section 401(m)(2) shall be treated as satisfied with respect to such matching contributions and after-tax contributions to the Plan, or a portion of the Plan, if the Plan or such portion is a collectively bargained plan that automatically satisfies Code Section 410(b), in accordance with Treasury Regulation Sections 1.401(m)-1(b)(2) and 1.410(b)-2(b)(7). If for any Plan Year the Plan fails to satisfy either of the tests set forth in Code Section 401(m)(2), the Trustee shall be directed by the Plan Administrator to distribute to each Highly Compensated Employee his or her vested portion (and forfeit the nonvested portion) of the excess aggregate contributions (plus the income or less the losses allocable to such excess aggregate contributions through the end of the Plan Year, as determined in accordance with Code Section 401(m) and applicable Treasury Regulations) for such Plan Year within 12 months after the last day of such Plan Year. If such excess aggregate contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the Plan with respect to this amounts. Excess aggregate contributions will be treated as annual additions under the Plan even if distributed.
The ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:
(1)          The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or
(2)          The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were Non-highly Compensated Employees in the prior Plan Year by more than 2 percentage points.
For the first Plan Year this Plan permits any Participant to make After-Tax Contributions, provides for Matching Contributions or both, and this is not a successor plan, for purposes of the foregoing tests, the prior year’s Non-highly Compensated Employees’ ACP shall be 3 percent unless the Employer has elected in the Adoption Agreement to use the Plan Year’s ACP for these Participants.
If elected by the Employer in Section V.B.1 of the Adoption Agreement, the ACP tests in 1 and 2, above, will be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are Non-highly Compensated Employees. Once made, the Employer can elect Prior Year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in §410(b)(6)(C)(ii).
For purposes of the ACP test, After-Tax Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

“ACP” shall mean, for a specified group of Participants (either Highly Compensated Employees or Non-highly Compensated Employees) for a Plan Year, the average of the Contribution Percentages of the Eligible Participants in the group. “Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the participant’s Compensation for the Plan Year. “Contribution Percentage Amounts” shall mean the sum of the After-Tax Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions, or excess aggregate contributions. If so elected in the adoption agreement the Employer may include Qualified Non elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use elective deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the elective deferrals are used in the ACP test and continues to be met following the exclusion of those elective deferrals that are used to meet the ACP test.
Each Highly Compensated Employee’s portion of the excess aggregate contributions for a Plan Year shall be determined under a two-step process. First, the aggregate amount of excess aggregate contributions shall be calculated. This shall be done by reducing the actual contribution percentages of those Highly Compensated Employees with the highest actual contribution percentages to the extent necessary but not below the next highest level of actual contribution percentages. This process shall be repeated, to the extent necessary, until the actual contribution percentage for the group of Highly Compensated Employees satisfies one of the tests set forth in Code Section 401(m)(2). The aggregate amount of excess aggregate contributions shall be equal to the sum of all such reductions. Second, the aggregate amount of excess aggregate contributions to be distributed or forfeited shall be allocated by first reducing any after-tax contributions and then any matching contributions made by or on behalf of Highly Compensated Employees with the highest total amount of after-tax contributions and matching contributions to the extent necessary but not below the next highest total amount of after-tax contributions and matching contributions. This process shall be repeated, to the extent necessary, until all excess aggregate contributions to be distributed or forfeited shall be allocated among the Highly Compensated Employees. A Highly Compensated Employee whose after-tax contributions are determined to be excess aggregate contributions shall forfeit any matching contributions which were contributed on account of such after-tax contributions, even if such matching contributions are vested. The income or loss allocable to a Highly Compensated Employee’s portion of the excess aggregate contributions will be determined under such reasonable method as the Plan Administrator shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ accounts.
(b)          Election To Make Additional Employer Contributions. Notwithstanding the above, in accordance with Treasury Regulation Section 1.401(m)-2(a)(6), the Employer may elect, in lieu of all or a portion of the distribution described above, to either (i) make an additional qualified nonelective contribution that, in combination with matching contributions and after-tax contributions for the Plan Year, satisfies the actual contribution percentage test or

(ii) recharacterize elective contributions as matching contributions. Any such additional qualified nonelective contributions will be credited to a Participant’s account and shall be allocated to each Participant who is not a Highly Compensated Employee in an amount as determined by the Employer and will be contributed as a percentage of such Participant’s Compensation for the Plan Year.
(c)          Testing Year. The actual contribution percentage of Non-Highly Compensated Employees shall be determined in accordance with the testing year elected in Section V.B.1 of the Adoption Agreement.
6.4.          Definitions And Special Rules.
(a)          Definitions. All terms used in this Section 6 shall have the meanings given such terms in Code Sections 401(k) and 401(m) and the regulations thereunder.
(b)          Special Rule For Early Participation. If the Employer applies Code Section 410(b)(4)(B) in determining whether the Plan satisfies Code Section 410(b) by excluding from consideration Eligible Employees who have not met minimum age and service requirements, the Employer may exclude from consideration all Non-Highly Compensated Employees who have not met the minimum age and service requirements of Code Section 410(a)(1)(A) for purposes of satisfying the tests in Code Sections 401(k)(3) and 401(m)(2).
(c)          Highly Compensated Employee In Two Or More Qualified Plans. The actual contribution percentage and the actual deferral percentage of a Highly Compensated Employee who is eligible to participate in two or more Qualified Plans which have
(1)          cash or deferred arrangements or
(2)          matching contributions or after-tax contributions features maintained by the Employer or a member of the Controlled Group, shall be calculated by treating
(3)          all such cash or deferred arrangements in which the Highly Compensated Employee is eligible to participate as one cash or deferred arrangement for purposes of calculating the actual deferral percentage for such Highly Compensated Employee and
(4)          all such features in which the Highly Compensated Employee is eligible to participate as one feature for purposes of calculating the actual contribution percentage for such Highly Compensated Employee.
Such calculations shall be made by taking into account all contributions with respect to such Highly Compensated Employee under such cash or deferred arrangements or plans with such features (other than plans not permitted to be aggregated for this purpose as set forth in the Treasury Regulations) as if such arrangements or plans had the same Plan Year as the Plan.
(d)          Plan Restructuring. The Plan may be aggregated with another plan or other plans or disaggregated under Section 1.401(k)-1(b)(4) and Section 1.401(m)-1(b)(4) of the Treasury Regulations for any Plan Year in order to pass the actual contribution percentage and actual deferral percentage tests set forth in this Section.

(e)          Mandatory Disaggregation. In performing the tests described in this Section 6, the portion of the Plan benefiting Eligible Employees who are not covered by a collective bargaining agreement shall be tested separately from the portion of the Plan benefiting Eligible Employees who are coveted by a collective bargaining agreement. Furthermore, the actual contribution percentage test shall not apply to that portion of the Plan covering Eligible Employees who are subject to a collective bargaining agreement
Section 7

Allocation and Accounts
7.1.          Establishment Of Accounts.
The Plan Administrator shall establish and maintain for each Participant, as applicable, a Pre-Tax Salary Reduction Account for contributions under Sections 4.1 and 4.2, an After-Tax Contribution Account for contributions under Section 4.4, a Roth Account for Roth elective deferrals made under Sections 4.1 and 4.2, a Safe Harbor Contribution Account for contributions under Section 4.5 of 4.6, a Matching Contribution Account for contribution under Sections 4.7 and 4.8, a Fixed Employer Contribution Account for contributions under Section 4.9, a Rollover Contribution Account, and a Profit Sharing Contribution Account for contributions under Section 4.10. Contributions under Sections 4.1 and 4.2 of Roth elective deferrals will be credited to a Participant’s Roth Account. No contributions or earnings, other than Roth elective deferrals and properly attributable earnings will be credited to each Participant’s Roth Account.
7.2.          Participant’s Selection of Investment Fund.
If Participant direction of investments is elected under Section VI.E.1 of the Adoption Agreement, each Participant shall designate the percentages of contributions under Section 4 for such Plan Year allocable to his or her accounts which are to be invested in such funds as are made available from time to time by the Plan Administrator. Such a designation shall be made by the Participant in accordance with the rules and procedures established by the Plan Administrator. Any such designation shall continue in effect for successive Plan Years unless changed in the same manner by the Participant. In the event a Participant has not designated the percentages of contributions to be allocated among the available funds, the contributions shall be allocated to the default investment alternative designated from time to time by the Plan Administrator. This allocation and future allocations may be changed in accordance with rules and procedures established by the Plan Administrator in accordance with applicable laws.
7.3.          Transfers Between Investment Funds.
If Participant direction of investments is elected under Section VI.E.1 of the Adoption Agreement, as of any date, a Participant may in accordance with the rules and procedures established by the Plan Administrator transfer all or any portion of his or her accounts in an investment fund to any other investment fund. Such transfers shall be subject to such reasonable requirements as may be established by the Trustee. Any redemption fees or other terms of restriction imposed from time to time by any investment fund shall apply to or limit a Participant’s request to transfer amounts from one fund to one or more other funds.

7.4.          Allocation Of Earnings Or Losses.
Unless elected otherwise in the Adoption Agreement, all appreciation or depreciation in the fair market value of the investment funds shall be allocated to accounts based on account balances as of each Valuation Date.
7.5.          Diversification Requirements for Contributions Invested in Employer Securities.
(a)          The provisions of this Section apply only if the Plan holds any publicly traded employer security, except as described in (b) below. For purposes of this Section, a publicly traded security is a security which is traded on a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1935 or which is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the Securities and Exchange Commission as having a “ready market” under SEC Rule 15c3-1 (17 CFR 240.15c3).
(b)          If the Employer, or any member of a Controlled Group of corporations (as described in Treasury regulations section 1.401(a)(35)-1(f)(2)(iv)(A)) which includes the Employer, has issued a class of stock which is a publicly traded employer security, and the Plan holds employer securities which are not publicly traded employer securities, then the Plan shall be treated as holding publicly traded employer securities.
(c)          With respect to a Participant (including for purposes of this section an alternate payee who has an account under the Plan or a deceased Participant’s beneficiary), if any portion of the Participant’s account under the Plan attributable to elective deferrals (as described in Section 402(g)(3)(A) of the Code), employee contributions, or rollover contributions is invested in publicly traded employer securities, then the Participant must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options available under the Plan.
(d)          With respect to a Participant who has completed at least three Years of Vesting Service (including for purposes of this section an alternate payee who has an account under the Plan with respect to such Participant or a deceased Participant’s beneficiary), if a portion of the Participant’s account attributable to employer nonelective contributions is invested in publicly traded employer securities, then the Participant must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options available under the Plan.
(e)          At least three investment options (other than employer securities) must be offered to Participants described in this Section. Each investment option must be diversified and have materially different risk and return characteristics. Periodic reasonable divestment and reinvestment opportunities must be provided at least quarterly. Except as provided in Sections 1.401(a)(35)-1(e)(2) and (3) of the Treasury Regulations, restrictions (either direct or indirect) or conditions will not be imposed on the investment of publicly traded employer securities if such restrictions or conditions are not imposed on the investment of other Plan assets.

7.6.          Life Insurance.
If elected under Section VI.E.4 of the Adoption Agreement, a Participant may elect to have his or her accounts used to purchase life insurance on his or her life for the direct benefit of his or her accounts. Except as provided below, the aggregate premiums paid on such insurance shall in no event exceed, at any particular time, the following aggregate percentage of contributions allocated to the Participant:
Type of Insurance	Aggregate Contributions
Ordinary Life	50%
Term and Universal Life	25%
Combination: 50% of Ordinary Life Premiums Plus Other Premiums	25%

The above limitations shall not apply to amounts that have been in the trust which funds the Plan for at least two years or to Participants who have been Participants for at least five years. Upon commencement of distribution of a Participant’s benefits, any policies will be converted to cash, used to purchase an annuity or distributed to the Participant.
The Trustee shall apply for and will be the owner of any insurance contract purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee, however the trustee shall be required to pay over all proceeds of the contract(s) to the Participant’s designated beneficiary in accordance with the distribution provisions of this Plan. A Participant’s spouse will be the designated beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 11.5, if applicable. Under no circumstances shall the trust retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.
Section 8

Distributions At Retirement
8.1.          Normal Retirement.
Upon a Participant’s Normal Retirement Date, the Participant’s accounts shall become fully vested (if not already fully vested). If the Participant properly elects to receive a distribution in accordance with the rules and procedures established by the Plan Administrator, distribution of his or her vested accounts will commence in the form elected by the Participant. If the Participant fails to elect a distribution of his or her vested accounts prior to his or her Required Beginning Date, distribution of his or her accounts will commence as of his or her Required Beginning Date in accordance with Section 8.2. A distribution hereunder shall be based on the value of the Participant’s accounts as of the last Valuation Date before such distribution adjusted for withdrawals and for contributions made by the Participant after such Valuation Date.
Notwithstanding the foregoing, if a Participant terminates employment (voluntarily or involuntarily) and his or her vested accounts are less than or equal to the cash out amount identified in Section IV.A.3 of the Adoption Agreement (including rollover contributions and earnings thereon) as of the date he or she terminates employment or as of any time thereafter, his or her accounts shall be distributed in a lump sum in accordance with rules and procedures established by the Plan Administrator following his or her termination of employment or the date his or her accounts are less than or equal to the cash out amount identified in Section IV.A.3 of the Adoption Agreement. In the event of a mandatory distribution greater than $1,000 (including rollover contributions and earnings thereon), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.
8.2.          Required Minimum Distributions.
Notwithstanding anything to the contrary contained in the Plan, the entire interest of a Participant will be distributed in accordance with Section 401(a)(9) of the Code and the regulations thereunder beginning no later than the Participant’s Required Beginning Date as determined under Section 8.3 below. See Section 20.
8.3.          Required Beginning Date.
The Required Beginning Date of a Participant shall be such date as elected in Section TV.D.4 of the Adoption Agreement.
Section 9

Distributions At Disability
9.1.          Distributions Upon Disability.
If elected in accordance with Section IV.D.3 of the Adoption Agreement, if a Participant becomes permanently and totally disabled while in the employment of the Employer, the nonvested portion of his or her accounts shall become fully vested (if not already fully vested), and may be distributed to him or her in a lump sum in accordance with this Section 9.1.
(a)          Distributions Equal To Or Less Than The Cash Out Amount. Distribution to a Participant who has terminated employment at his or her Disability Retirement Date and whose aggregate vested account balance is less than or equal to the cash out amount identified in Section IV.A.3 of the Adoption Agreement shall be made as soon as practicable following his or her Disability Retirement Date. In the event of a mandatory distribution greater than $1,000 (including rollover contributions and earnings thereon), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.
(b)          Distributions In Excess Of The Cash Out Amount. In the event that the aggregate vested account balance of a Participant who has terminated employment at his or her Disability Retirement Date exceeds the cash out amount identified in Section IV.A.3 of the Adoption

Agreement, such Participant may request the notice described in Section 9.3(a). If the Participant consents to the distribution of his or her accounts in the manner required under Section 9.3(b), distribution of his or her accounts will be made.
(c)          Failure To Consent To Distribution. In the event that a Participant whose aggregate vested account balance exceeds the cash out amount identified in Section IV.A.3 of the Adoption Agreement does not consent to the distribution of his or her accounts in accordance with subsection 9.1(b) above, his or her accounts shall be distributed to him or her as of his or her Required Beginning Date. Notwithstanding the preceding, such Participant may notify the Employer at any time following his or her Disability Retirement Date that he or she wants to receive the notice described in Section 9.3(a). If such Participant consents to the distribution of his or her accounts in the manner required under Section 9.3(b), distribution of his or her accounts will be made.
(d)          Valuation. A distribution under Sections 9.1(a), 9.1(b) or 9.1(c) shall be based on the value of the Participant’s accounts as of the Valuation Date coinciding with or immediately preceding the date as of which such distribution is being made.
(e)          Deemed Termination. A Participant who is permanently and totally disabled as described in Section 9.2 while in the employment of the Employer shall be deemed to have terminated such employment on the date the Plan Administrator determines that he or she is permanently and totally disabled.
9.2.          Determination Of Disability.
A Participant shall be deemed to be permanently and totally disabled in accordance with the elections made in Section IV.D.3 of the Adoption Agreement.
9.3.          Notification Of Eligibility To Receive And Consent To Disability Benefits.
(a)          Notice. In the event that the aggregate vested account balance of a Participant to be distributed pursuant to Section 9.1 the cash out amount identified in Section IV.A.3, such Participant shall receive from the Plan Administrator, during a Distribution Notice Period, a written notification. The notification shall disclose:
(1)          the value of his or her benefits under the Plan; and
(2)          his or her right to defer receipt of disability benefits.
(b)          Consent. The Participant’s consent to the distribution of disability benefits must be:
(1)          in writing;
(2)          made after the Participant receives the notice described in the preceding sentence; and

(3)          made within 180 days before the Valuation Date as of which distribution to the Participant is to be made.
Section 10

Distributions At Termination Of Employment (Vesting)
10.1.          Distributions Upon Termination Of Employment.

A Participant whose employment with the Employer is terminated prior to the earliest of his or her death, Disability Retirement Date or Normal Retirement Date shall receive the vested portion of his or her accounts in a lump sum in accordance with Sections 10.1(a), 10.1(b), 10.1(c), and 10.1(d) below.
(a)          Distributions Equal To Or Less Than The Cash Out Amount. Distribution to a Participant who has terminated employment prior to his or her death, Disability Retirement Date or Normal Retirement Date and whose aggregate vested account balance is less than or equal to the cash out amount identified in Section IV.A.3 of the Adoption Agreement shall be made in a lump sum as soon as practicable following the date he or she terminates employment, provided he or she is not an Employee on such date. In the event of a mandatory distribution greater than $1,000 (including rollover contributions and earnings thereon), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.
(b)          Distributions In Excess Of The Cash Out Amount. In the event that the aggregate vested account balance of a Participant who has terminated employment prior to his or her death, Disability Retirement Date or Normal Retirement Date exceeds the cash out amount identified in Section IV.A.3 of the Adoption Agreement, such Participant may request the notice described in Section 10.4(a). If the Participant consents to the distribution of his or her accounts in the manner requited under Section 10.4(b), distribution of his or her accounts will be made provided he or she is not an Employee on such date.
(c)          Failure To Consent To Distribution. In the event that a Participant whose aggregate vested account balance exceeds the cash out amount identified in Section IV.A.3 of the Adoption Agreement does not consent to the distribution of his or her accounts in accordance with subsection 10.1(b) above, his or her accounts shall be distributed to him or her as of his or her Required Beginning Date. Notwithstanding the preceding, such Participant may notify the Employer at any time after his or her termination that he or she wants to receive the notice described in Section 10.4(a). If such Participant consents to the distribution of his or her accounts in the manner required under Section 10.4(b), distribution of his or her accounts will be made.
(d)          Valuation. A distribution under Sections 10.1(a), 10.1(b), or 10.1(c) shall be based on the value of the Participant’s accounts as of the Valuation Date as of which such distribution is being made.

10.2.          Determination Of Vested Portion.
(a)          A Participant’s Pre-Tax Salary Reduction Account, After-tax Contribution Account, Roth Account, Safe Harbor Contribution Account, and Rollover Contribution Account shall be 100% vested and nonforfeitable at all times. Any Qualified Nonelective Contributions, Qualified Matching Contributions and earnings thereon shall be 100% vested and nonforfeitable at all times.
(b)          The portion of a Participant’s Matching Contribution Account, Fixed Employer Contribution Account and Profit Sharing Account which shall be vested and nonforfeitable shall be determined in accordance with Section IV.E.6 of the Adoption Agreement.
(c)          Notwithstanding any provision herein to the contrary, a Participant’s accounts shall be 100% vested and nonforfeitable upon such Participant’s Normal Retirement Age.
(d)          In no case shall any amendment to this Plan reduce the vested percentage of a Participant with respect to benefits already accrued, and a Participant with not less than three Years of Service with the Employer, with respect to whom the Plan’s schedule of vested percentage would be changed by an amendment to the Plan, may elect within 60 days of the latest of the date on which
(1)          the Plan amendment is adopted;
(2)          the Plan amendment becomes effective; or
(3)          the Participant is issued written notice of the Plan amendment to have the prior schedule of vested percentage apply to him or her.
10.3.          Forfeitures.
The nonvested portion of the Accounts of a Participant whose employment with the Employer is terminated prior to the earliest of his or her death, Disability Retirement Date, or Normal Retirement Date shall be forfeited used in accordance with Section IV.E.4 immediately when such Participant has both terminated employment and received a distribution of his or her entire vested account balance or when such Participant incurs the number of consecutive one-year Breaks in Service identified in the Adoption Agreement, whichever first occurs. The nonvested amounts shall be placed in a separate account until forfeited and shall be credited with an allocation of earnings and losses. If the Participant is not employed again by the Employer on the date a forfeiture occurs under this Section, any forfeited amounts plus earnings and losses thereon shall be used as provided in the Adoption Agreement. Following such forfeiture, the Participant shall be 100% vested in the balance, if any, of his or her accounts. If a Participant terminates employment with no vested interest in his or her Employer Contribution Account, such Participant shall be treated as receiving a distribution of the vested portion of his or her Employer Contribution Account on the last day of the Plan Year in which his or her termination occurs, provided he or she is not employed by the Employer on such date. If a person who has incurred a forfeiture hereunder is reemployed by the Employer during a Plan Year before he or she has incurred the number of consecutive Breaks in Service identified in the Adoption Agreement, before any allocation is made under Section 7 for such Plan Year, the amount in his or her account balance which was forfeited shall be restored without adjustment for any subsequent gains or losses. Restoration will first be made out of any unallocated forfeitures and, if such forfeitures are insufficient to restore such person’s account balance, restoration shall be made through an Employer contribution. If such a restoration is made, the restored amount shall be maintained as a separate account, and the vested portion of such account from time to time shall equal an amount (“X”) determined by the following formula:
X = P (AB + (R x D)) - (R x D)
For purposes of applying such formula: “P” is the vested percentage at the relevant time; “AB” is the account balance at the relevant time; “D” is the amount previously distributed to the Participant upon his or her termination of employment; and “R” is the ratio of the account balance at the relevant time to the amount of the account balance which was restored.
If an amount is restored to a person under this Section, a separate account shall be maintained for allocations made after his or her reemployment and vesting with respect to such account shall be in accordance with Section 10.2.
10.4.          Notification Of Eligibility To Receive And Consent To Vested Benefits.
(a)          Notice. In the event that the aggregate vested account balance of a Participant to be distributed pursuant to Section 10.1 exceeds the cash out amount identified in Section IV.A.3 of the Adoption Agreement, such Participant shall receive from the Plan Administrator, during a Distribution Notice Period, a written notification. The notification shall disclose:
(1)          the value of his or her benefits under the Plan; and
(2)          his or her right to defer receipt of vested benefits.
(b)          Consent. The Participant’s consent to the distribution of the vested portion of his or her accounts must be:
(1)          in writing;
(2)          made after the Participant receives the written notice described in the preceding sentence; and
(3)          made within 180 days before the Valuation Date as of which distribution to the Participant is to be made.
(c)          Small Benefits. Notwithstanding the foregoing, if a Participant terminates employment prior to his or her Normal Retirement Date, and if the Participant’s aggregate vested account balance is less than or equal to $1,000 (including rollover contributions and earnings thereon) as of the date he or she terminates employment, his or her accounts shall be distributed in a lump sum as soon as practicable following his or her termination of employment.

Section 11

Distributions At Death
11.1.          Distributions Upon Death.
Upon the death of a Participant while in the employment of the Employer, the Participant’s accounts shall become fully vested (if not already fully vested) and shall be distributed in a lump sum to his or her spouse or beneficiaries in accordance with Sections 11.2, 11.3 and 11.4 as soon as administratively feasible but not later than 60 days after the Valuation Date coinciding with or next following his or her date of death. Upon the death of a Participant after termination of his or her employment with the Employer, the vested portion of the Participant’s remaining account balances shall be distributed in a lump sum to his or her spouse or beneficiaries in accordance with Sections 11.2, 11.3 and 11.4 as soon as administratively feasible but not later than 60 days after the Valuation Date coinciding with or next following his or her date of death. Any distribution hereunder shall be based on the value of the Participant’s accounts as of the last Valuation Date before such distribution adjusted for withdrawals and for contributions made by the Participant after such Valuation Date.
11.2.          Distribution To Spouse.
Upon the death of a Participant, the entire balance of his or her accounts shall be distributed to his or her surviving spouse, if any, unless the surviving spouse has consented in the manner required under Section 11.5 to a designated beneficiary.
11.3.          Designation Of Beneficiary.
Each Participant shall have the right to name and change primary and contingent beneficiaries under the Plan on a form provided for that purpose by the Plan Administrator. If upon the death of the Participant, the Participant has no surviving spouse or the Participant’s surviving spouse has consented to the designation of a beneficiary in the manner required under Section 11.5, the vested balance of his or her accounts shall be divided among the primary or contingent beneficiaries designated by such Participant who survive the Participant.
11.4.          Beneficiary Not Designated.
In the event the Participant has no surviving spouse and has either failed to designate a beneficiary or has no designated beneficiary, the amounts otherwise payable to a beneficiary under the provisions of this Section shall be paid to the Participant’s executor or administrator.
11.5.          Spousal Consent To Designation Of Beneficiary.
The spouse of the Participant must waive the spouse’s right to the death benefit described in Section 11.2 and consent to the designation of an alternate beneficiary in accordance with this Section in order for such designation to be effective. The spousal consent must be in writing and:
(a)          must designate a beneficiary which may not be changed without spousal consent,

(b)          must be irrevocable and acknowledge the effect of such designation as being a waiver of the spouse’s right to the death benefit described in Section 11.2, and
(c)          must be witnessed by a Plan representative or notary public.
Any such consent must be filed with the Employer in order to be effective. No consent need be obtained in the event the Participant has no spouse or the Participant’s spouse cannot be located. In this event, the Participant must certify on a form provided by the Company for that purpose that he or she has no spouse or that his or her spouse cannot be located in order for his or her designation of an alternate beneficiary to be effective.
Section 12

Leaves Of Absence And Transfers
12.1.          Military Leave Of Absence.
So long as The Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as therein defined, an Employee who leaves the employment of the Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of this Plan, be considered as having been in the employment of the Employer, with the time of his or her service in the military credited to his or her Service; provided that upon such Employee being discharged from the military service of the United States he or she applies for reemployment with the Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, reemployment rights, as provided by USERRA, or any similar law from time to time in force.
(a)          Payroll Reduction Contributions. Any Employee who is reemployed while entitled to veterans’ reemployment rights under USERRA and who has either (1) suspended his or her contributions during military service, or (2) made less than the maximum amount of contributions permitted by this Section during his or her period of military service, shall be permitted to make the contributions described in Sections 4.1 and 4.2 to the Plan with respect to the period of his or her military service during the period which begins on the Employee’s date of reemployment with the Employer and ends upon the earlier of:
(1)          the period equal to three times the Employee’s period of military service; and
(2)          five years.
The maximum amount of contributions which the Employee can make during this period shall be the maximum amount of contributions that he or she would have been permitted to make to the Plan during the period of military service if the individual had continued to be employed by the Employer during such period and received Compensation during such period equal to the Compensation the Employee would have received during the period of military service had the Employee worked for the Employer during such period. If the Compensation the Employee would have received during the period was not reasonably certain, the Employee’s average Compensation from the Employer during the 12-month period immediately preceding the period of military service shall be deemed to be such Compensation.
(b)          Employer Contributions. An Employee who is on a leave of absence on account of military service described in this Section on the last day of the Plan Year will share in the allocations of Employer contributions under Section 4 for the Plan Year in which such military service commences but will not share in such allocations for any subsequent Plan Year ending before the Employee’s return from such military leave. If the Employee is reemployed while entitled to veterans’ reemployment rights under USERRA, the Employer shall make contributions under Section 4 on behalf of the Employee for each partial and full Plan Year in the Employee’s period of military service for which the Employee did not receive a contribution. Such contributions shall be equal to the amount of contributions which would have been made had the Employee continued to be employed by the Employer during such military service and shall be determined as though the Employee received Compensation equal to the amount the Employee would have received if he or she were not in military service. If the Compensation the Employee would have received but for such military service is not reasonably certain, the Employee’s average Compensation from the Employer during the 12-month period immediately preceding the period of military service shall be deemed to be such Compensation. If the Employer makes a matching contribution under Section 4 during a period when an Employee was on military leave of absence and if the Employee later returns to employment and makes the contributions described in subsection (a) above for this period, the Employer shall make such matching contributions on behalf of the Employee as would have been made had the Employee’s contributions actually been made during the period of his or her military service.
(c)          Treatment Of Contributions. Contributions under this Section will be taken into account for purposes of the limitations of Sections 402(g) or 415 in the year to which the contributions relate, not the year in which the contributions are made. In addition, such contributions will not cause the Plan to be treated as failing to meet the requirements of Code Sections 401(a)(4), 401(a)(26), 401(10(3), 401(m), 410(b) or 416. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
12.2.          Death During Qualified Military Service.
Effective January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s spouse or beneficiary is entitled to any benefits (other than benefit accruals relating to the period of qualified military service), and the rights and features accompanying those benefits, that would have been provided under the Plan had the Participant been reemployed by the Employer or a member of the Controlled Group and separated from service on account of death.
12.3.          Other Leaves Of Absence.
An Employee on an Employer-approved leave of absence not described in Section 12.1 above shall for all purposes of this Plan be considered as having continued in the employment of the Employer for the period of such leave, provided that the Employee returns to the active employment of the Employer before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, non-discriminatory basis in similar fact situations.
Notwithstanding any other provision of the Plan, a Participant who is on an Employer-approved leave of absence on the last day of the Plan Year will share in the allocations of Employer contributions under Section 4 for the Plan Year in which such leave of absence begins but will not share in such allocations for any subsequent Plan Year ending before the Participant’s return from such leave of absence.
In the case of any Employee who is absent from work by reason of the pregnancy of the individual, by reason of the birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Employee shall be credited with the number of Hours of Employment described in this paragraph solely for purposes of determining whether a Break in Service has occurred. In order to receive credit under this Section, an Employee must furnish to the Employer information establishing (i) that the absence from work is for one of the four reasons described in this paragraph and (ii) the number of days for which the Employee was absent. The Hours of Employment for which an Employee will receive credit for purposes of determining whether a Break in Service has occurred are as follows: (1) the Hours of Employment which otherwise would normally have been credited to such Employee but for such absence, or (2) in any case in which the Plan is unable to determine such Hours of Employment, eight Hours of Employment per day of such absence, provided that the total number of Hours of Employment credited under this paragraph shall not exceed 501 Hours of Employment. The Hours of Employment described in this paragraph shall be treated as Hours of Employment (1) only in the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a Break in Service in such year solely because the period of absence is treated as Hours of Employment as provided in this paragraph, or (2) in any other case, in the immediately following Plan Year.
12.4.          Transfers.  In the event that:
(a)          a Participant is transferred to employment with a member of the Controlled Group in a status as a non-Eligible Employee; or
(b)          a person is transferred from employment with a member of the Controlled Group in a status as a non-Eligible Employee to employment with the Employer under circumstances making such person an Eligible Employee; or
(c)          a person was employed by a member of the Controlled Group in a status as a non-Eligible Employee, terminated his or her employment and was subsequently employed by the Employer as an Eligible Employee; or
(d)          a Participant was employed by the Employer as an Eligible Employee, terminated his or her employment and was subsequently employed by a member of the Controlled Group in a status as a non-Eligible Employee;
then the following provisions of this Subsection shall apply:

(a)          transfer to employment with a member of the Controlled Group as a non-Eligible Employee shall not be considered termination of employment with the Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;
(b)          employment with a member of the Controlled Group by a non-Eligible Employee will be deemed to be employment by the Employer, but only with respect to employment during any period that such member of the Controlled Group is required to be aggregated with the Company pursuant to Code Sections 414(b), (c), (m) or regulations issued pursuant to Section 414(o) of the Code;
(c)          amounts earned from a member of the Controlled Group by a non-Eligible Employee shall not constitute Compensation hereunder;
(d)          termination of employment with a member of the Controlled Group which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with another member of the Controlled Group) shall be considered as termination of employment with the Employer;
(e)          all other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he or she may be entitled hereunder.
Notwithstanding anything in this Plan to the contrary, except as provided under Section 17.19, a Participant who is no longer employed by a member of the Controlled Group which includes the Company as a member shall be considered a terminated Employee.
12.5.          Acquisition Of Assets.
If the Employer acquires the assets (through purchase, merger or otherwise) of any other entity and hires persons who had been employed by such entity, the division or other subgroup in which such persons are employed shall be excluded from the groups included in the definition of “Eligible Employee” unless the Employer communicates to such division or subgroup that such division or subgroup is accruing benefits under the Plan.
Section 13

Trustee
13.1.          Selection of Trustee.
The Company shall select a Trustee or an insurance company to hold and administer the assets of the Plan and shall enter into a trust agreement or an insurance contract with such Trustee or insurance company. The Company may change the Trustee or insurance company from time to time subject to the terms of the trust agreement or insurance contract.

13.2.          Trust Provisions.
(a)          The Company shall pay over to the Trustee annually or mote often, as it may determine, the Company’s contributions required under the Plan, at such time or times during the calendar year, or thereafter, as may be determined by the Company. The contributions may be in the form of cash, stocks, bonds, notes, securities or other property, whether or not of like kind, or real property and improvements, wherever situated.
(b)          The Trustee shall accept and receive all contributions of cash; he or she shall accept and receive all contributions of stocks, bonds, notes, securities or other property, whether or not of like kind, or real property delivered to him or her from time to time by the Company, if acceptable to the Trustee. He or she shall hold, invest, reinvest, manage and administer all such contributions, and the increment, increase, earnings and income thereof, as a Trust Fund for the exclusive benefit of the Employees of the Company participating in the Plan.
(c)          All income and earnings of the Trust Fund shall be accumulated by the Trustee and by him or her held, invested and reinvested as part of the principal of said Trust Fund. No part of such income and earnings shall be applied otherwise than for the benefit of the Employees of the Company participating under the Plan, and their beneficiaries, named, or provided for, in said Plan.
(d)          The Trustee shall add to the principal of the Trust Fund, as originally constituted, all subsequent contributions made to him or her by the Company in accordance with the Plan. The Plan Administrator shall have the duty to inquire as to the correctness of the amounts paid by the Company, or the value of the property contributed, and must bring proceedings or otherwise seek to enforce payment of contributions from the Company.
(e)          The Trustee may, to the extent he or she deems prudent, under all of the circumstances, retain part of the funds of the Trust Fund in a cash reserve or in time deposits, savings deposits or Certificates of Deposit so as to enable the Trustee to meet the liabilities payable under the Plan. The Trustee shall have full power and authority to manage and control the Trust Fund and to sell, exchange, lease (for terms extending beyond the termination of the Trust, or otherwise), grant options on, rent, mortgage, pledge, assign, transfer or otherwise dispose of all or any part thereof, upon such terms and conditions as he or she may see fit; he or she may invest and reinvest all or any part of the Trust Fund in such securities, domestic or foreign, including stocks, common or preferred, debentures, shares or participations in any common trust fund, insurance company contracts, shares or participations, in any pooled investment fund issued by any investment company, insurance company, or by any other issuer, bonds, notes, securities or other property (real and/or personal), as he or she may, in his or her absolute discretion, select, and the Trustee may make and change such investments from time to time, according to his or her discretion. The investment authority granted to the Trustee under this Section shall be subject to any provisions contained in the Plan which provide for Participants to have the right to direct the investment of their accounts under the Plan.
(f)          The Trustee shall have full power to determine, in computing the earnings of the Trust Fund for the purpose of the determinations required by the Plan, whether any money or other property coming into his or her hands, concerning which there may be any doubt, shall be considered as part of the principal or income of the Trust Fund, and to apportion between such principal and income any loss or expenditure in connection with the Trust Fund, in such manner as the Trustee may deem just and equitable.
(g)          In addition to such other powers as are herein otherwise conferred upon the Trustee, the Trustee is authorized and empowered:
(1)          To employ such agents and counsel as may be reasonably necessary in managing, protecting and administering the Fund, and to pay such agents and counsel reasonable compensation. Any legal counsel shall be of the Trustee’s own selection and may be of counsel to the Trustee, in his or her individual capacity, or of counsel to the Company.
(2)          To borrow money from any lender, upon such terms, for such periods of time, at such rates of interest, and upon the giving of such collateral, as the Trustee may determine, provided that such borrowing is not prohibited under Section 406(a) of ERISA.
(3)          To register any securities or any property held by him or her in his or her name, or in the name of his or her nominee, with or without disclosure that the same are held in a fiduciary capacity, to take or keep the same unregistered, and to retain the same or any part thereof in such manner that tide thereto will pass by delivery; provided, however, that on the books and records of the Trustee, such investments shall be shown to be part of the Fund and no such registration or holding, as herein provided, shall relieve the Trustee of liability for the safe custody and proper disposition of such investments, in accordance with the terms and provisions hereof.
(4)          To vote any stocks, bonds or other securities of any company, or other issuer, at any time held in the Fund, and to give general or special proxies or powers of attorney, with or without substitution, with respect thereto; to consent to, participate in, and take any action in connection with, reorganizations, recapitalizations, consolidations, mergers, liquidations and similar transactions with respect to issuers of securities constituting assets of the Fund, and to receive and retain any securities resulting from any such transactions; to deposit the securities of any issuers in any voting trust or with any protective or like committee, or trustee, and to exercise any subscription rights, conversion, or other rights or privileges, with respect to any securities in the Fund.
(5)          To adjust, compromise or otherwise settle any obligation or liability due to, or from, him or her, as Trustee hereunder, including any claim that may be asserted for taxes under present or future laws, state or federal, or to enforce or contest the same by appropriate legal procedures; but he or she shall not be required to institute or continue litigation unless he or she is in possession of funds adequate for that purpose, or unless he or she is indemnified to his or her satisfaction by the Company against his or her counsel fees and all other expenses, costs and liabilities to which, in his or her judgment, he or she may be subjected by any such action; provided, however, that the Trustee shall have no power or authority to deviate from such directions as the Company may give to him or her with respect to payment of money, either as to amount or the time or times of such payments, or as to the persons entitled thereto.
(h)          Disbursements of the funds of this Trust shall be made by the Trustee only to, or for the benefit of, the Employees of the Company participating in the Plan, or their beneficiaries, and only at the time, in the amount, and in the manner prescribed by written instructions from the Company, delivered by the Company to the Trustee. The Trustee shall be under no obligation to check or verify the correctness of the instructions given to him or her by the Company, his or her only duty being to follow the directions of the Company.
(i)          Upon written instructions of the Company delivered to the Trustee, the Trustee shall transfer funds held hereunder to any other trust, which is now or hereafter may be utilized by the Company to fund benefits previously funded by this Trust. The Trustee shall be under no obligation to check or verify the correctness of the instructions given to him or her by the Company, his or her only liability being to follow the directions of the Company.
(j)          Notwithstanding any other provision of this Trust, the Trustee, on behalf of the Company, may appoint (and remove) one or more investment fund managers (the “Investment Manager”) who shall have the authority to direct investments with respect to all or any part of the assets of the Trust Fund and who shall have and exercise with respect to all assets subject to its investment direction, all of the investment powers and duties reserved to the Trustee under Section 5 and Section 7(d) during the period of such appointment. Any such Investment Managers must either be registered as an investment advisor under the Investment Advisors Act of 1940 or be a bank or an insurance company as defined in Section 3(38) of ERISA. Any Investment Managers appointed under this Section shall acknowledge, in writing, its acceptance of such appointment and that it is a fiduciary with respect to the assets of the Trust Fund subject to its investment direction. If an Investment Manager is removed, the Company shall give prompt written notice of such removal to the Trustee, and if a successor Investment Manager is not appointed, the Trustee shall thereupon assume all of the investment powers with respect to the portion of the Trust Fund previously under control of the removed Investment Manager. Upon receipt of written notice of the appointment of an Investment Manager, the Trustee shall perform such custodial and disbursing functions and ministerial acts relating to investments directed by the Investment Manager as may be required to carry out the administration of the Trust Fund but shall be relieved of all responsibility for investment or failure to invest that portion of the Trust Fund subject to investment direction by the Investment Manager during the period of appointment of such Investment Manager. The charges and expenses of the Investment Manager shall be charged against the Trust Fund to the extent that they are not paid by the Company. The Trustee shall have no duty to review or recommend the sale, retention, or other disposition of any asset purchased or retained at the direction of the Investment Manager, nor shall the Trustee have any personal liability or responsibility for any loss to or depreciation of the Trust Fund occasioned by reason of the purchase, sale, or retention of any asset in accordance with the direction of the Investment Manager, or by reason of not having sold such assets so purchased or retained in the absence of any direction from the Investment Manager to make such sale. All directions given to the Trustee by the Investment Manager, including brokers’ confirmations, shall be given in writing. All terms and conditions of any such agreement between the Trustee and an Investment Manager appointed in accordance with the provisions of this

Section shall become a part of the terms and conditions of this agreement, but shall not be binding on the Company or change the powers or duties of the Company without their consent.
(k)          Subject to any rights given under the Plan for Participants to direct the investments of their accounts, the Trustee shall have exclusive authority and complete discretion with respect to the investment, management and control of the assets of the Trust.
(l)           No fiduciary shall permit the indicia of ownership of any of the assets of the Trust to be maintained at a location outside the jurisdiction of the district courts of the United States, except as authorized by the Secretary of Labor.
(m)         The Company shall indemnify the Trustee, individually and as Trustee, against all liabilities and claims (including reasonable attorney’s fees and expenses in defending against such liabilities and claims) against the Trustee arising from any breach of fiduciary responsibility by a fiduciary other than the Trustee unless the Trustee knowingly participates in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach or, through his or her negligence, has enabled such other fiduciary to commit a breach of the latter’s fiduciary responsibilities. The performance by the Trustee of trades, custody, reporting, recording and bookkeeping with respect to assets managed by another fiduciary shall not be deemed to give rise to any participation or knowledge on the part of the Trustee. The undertakings of this Section shall survive the resignation or removal of the Trustee and shall be construed as a contract between the Company and the Trustee.
(n)          The Trustee shall not be obligated or required to determine whether any instructions issued to him or her by the Company are, in fact, so issued in accordance with the terms of the Company’s Plan, or the powers and duties thereunder of the Company, but may rely absolutely on written instructions signed by an officer of the Company.
(o)          The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements, and other transactions relating to the administration of the Fund; all accounts, books and records relating thereto shall be open to inspection at all reasonable times by the Plan Administrator and by any person or persons designated by the Plan Administrator, to examine such accounts, books and records. The Trustee shall, within 60 days after the close of each plan year, render to the Company an account of his or her administration of the Trust for the year ending on the preceding December 31.
(p)          As between the Trustee and persons dealing with him or her in any manner regarding the Plan or the Fund, the claims of such persons shall be limited to the assets of the Fund and the Trustee shall not be responsible for any claims in connection therewith.
(q)          The Trustee, and any expert assistant engaged by the Trustee, shall be fully protected in relying upon information furnished by the Company which is required for the purpose of the administration and operation of the Plan and the Trust created hereunder, and shall not be liable for any action taken, or omitted, in reliance on such information.
(r)          No person dealing with the Trustee shall be required to make inquiry as to the authority of the Trustee to do any act which the Trustee may do hereunder; any such person shall be entitled, conclusively, to assume that the Trustee is properly authorized to do any act which he or she purports to do hereunder, and any such person shall be under no liability to any person, whomsoever, for any act done hereunder pursuant to the written direction of the Trustee. Any such person may conclusively assume that the Trustee has full power and authority to receive and give receipt for any money or property becoming due and payable to the Trustee, and no such person shall be bound to inquire as to the disposition or application of any money or property paid or delivered to the Trustee, or paid or delivered in accordance with the written direction of the Trustee.
(s)          The Company shall have the right to amend the trust provisions in this Section; provided, however, that no such amendment shall become effective until it is delivered to the Trustee hereunder, and nothing therein contained shall increase the duties and liabilities of the Trustee without his or her written consent.
(t)          This Trust shall be irrevocable. In case of the termination of the Plan, as therein provided, then the assets of this Trust shall be distributed, as provided in said Plan, subject to any and all amendments to said Plan which may have theretofore become effective. In case of such termination, the Trustee shall liquidate the assets of the Trust and disburse the same to, or for the exclusive benefit of, the Company’s Employees participating in such Plan, in the manner contemplated in the Plan, but subject to the designation by the Company of the particular individuals entitled to receive payment under the Plan and the amount of payments thereunder. In no event shall any part of the principal or income of the Trust Fund be paid to, or for the benefit of, the Company, except as provided under the Plan.
(u)          The Trustee may resign the Trust hereby created at any time by giving sixty (60) days’ written notice to the Company; provided that the Company may accept such resignation at any time within such sixty (60) day period that the Company may fix. Upon such resignation becoming effective, the Trustee shall perform all acts necessary to transfer the assets of this Trust to such successor Trustee, as the Company shall appoint and designate.
(v)          The Company may remove the Trustee at any time by giving sixty (60) days’ written notice to the Trustee. Upon such removal becoming effective, the Trustee shall perform all acts necessary to transfer the assets of this Trust to such successor Trustee as the Company shall appoint and designate. Upon the Trustee’s resignation or removal, the Trustee is authorized to reserve such sum of money, as the Trustee may deem advisable, for the payment of any outstanding taxes or other liabilities of the Trust Fund and for its reasonable expenses in connection with settlement of its accounts, and any balance of such reserve remaining after the payment of such taxes, liabilities and expenses shall be paid over to the successor trustee.
(w)          In the event of any vacancy in the trusteeship of this Trust, at any time, whether by reason of the resignation of the then incumbent Trustee, the removal of the Trustee, or any other cause, the Company shall designate and appoint a successor Trustee. Any such successor Trustee shall have all the powers herein conferred upon the original Trustee.
(x)          The expenses of administration of the Trust shall be paid by the Plan or the Company, it being expressly understood and agreed that the Trustee shall receive no compensation for acting as Trustee. All taxes which may be imposed upon the Fund shall be considered as an expense of, and shall be paid from, the Fund, and, until so paid, shall constitute a lien upon the assets of the Fund, without any right of repayment from, or recourse against, the Company or the Trustee.
(y)          Notwithstanding any other provision of this Section 13, the Trustee shall discharge its duties hereunder solely in the interest of Participants and Beneficiaries and with the care, skill and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall perform its duties in accordance with this Section 13.
(z)          The Trustee, by joining in the execution of this Adoption Agreement, hereby accepts the foregoing Trust and agrees to carry out the provisions thereof to be performed by the Trustee.
Section 14

Administration
14.1.          Appointment of Plan Administrator.
The Company shall appoint as Plan Administrator one or more persons who shall serve without remuneration, if they are full-time employees of Company, a Company association or an employee organization. Upon death, resignation, removal or inability of the Plan Administrator to continue, the Company shall appoint a successor. If, at any time, the Company has not appointed a Plan Administrator, or there is no Plan Administrator, then the Company shall have all of the duties, responsibilities, powers and authorities given to the Plan Administrator.
14.2.          Construction.
The Plan Administrator shall have the discretionary authority to construe, interpret and administer all provisions of the Plan and to determine a Participant’s eligibility for benefits on a uniform, non-discriminatory basis in similar fact situations.
14.3.          Decisions And Delegation.
The Plan Administrator may appoint such agents as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Plan Administrator may deem expedient or appropriate. The Plan Administrator shall not make any decision or take any action covering exclusively his or her own benefits under the Plan. All such matters shall be decided by the Board.
14.4.          Duties Of The Plan Administrator.
The Plan Administrator shall, as part of its general duty to supervise and administer the Plan, direct the Trustee specifically in regard to:

(a)          distribution payments, including the names of the payees, the amounts to be paid and the time or times when payments shall be made;
(b)          any other payments which the Trustee is not authorized to make without direction in writing by the Plan Administrator;
(c)          the purchase of annuity contracts, giving the names of the persons for whose benefit they shall be purchased and the purchase price; and
(d)          preparation of an annual report for the Company, as of the end of each Plan Year, in such form as the Company may require.
The Plan Administrator may require a Participant who requests Plan information in accordance with his or her rights under ERISA to submit a written request to such person or entity as specified in the Plan’s summary plan description.
14.5.          Records Of The Plan Administrator.
All acts and determinations of the Plan Administrator shall be duly recorded, and all such records, together with such other documents as may be necessary for the proper administration of the Plan, shall be preserved in the custody of such Plan Administrator. Such records and documents shall at all times be open for inspection and copying by any person designated by the Board.
14.6.          Expenses.
Any reasonable expense of administration of the Plan and Trust, including without limitation any cost incurred by the Employer or Plan Administrator and all fees of the Trustee, investment managers and advisors, auditors, actuaries, bookkeepers, and counsel, may be paid out of the Trust. However, the Employer may elect to pay such expenses in whole or in part, with or without reimbursement from the Plan.
Section 15

Claim Procedure
15.1.          Claim.
A Participant or beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Plan Administrator, setting forth his or her claim. The request must be addressed to the first level claims reviewer identified in the Adoption Agreement. Notwithstanding anything in the Plan to the contrary, a claim must be filed within one year from the date such claim first accrues or the Claimant will be forever barred from pursuing such claim. A claim by a Claimant shall be deemed to have accrued on the earlier of (i) the date the Claimant’s benefits commence or (ii) the date the Claimant became aware, or should have become aware, that his or her position regarding his or her entitlement to benefits is different from the Plan’s or the Employer’s position regarding the Claimant’s entitlement to benefits.

15.2.          Claim Decision.
Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply in writing within such period. The Plan Administrator may, however, extend the reply period for an additional 90 days for reasonable cause. If the reply period will be extended, the Plan Administrator shall advise the Claimant in writing during the initial 90-day period indicating the special circumstances requiring an extension and the date by which the benefit determination is expected. If the claim is denied in whole or in part, the Plan Administrator will render a written opinion using language calculated to be understood by the Claimant setting forth:
(a)          the specific reason or reasons for the denial;
(b)          specific references to pertinent Plan provisions on which the denial is based;
(c)          a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;
(d)          appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and
(e)          the time limits for requesting a review of the denial and for the actual review of the denial.
15.3.          Request For Review.
Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the second level claims reviewer review the determination of the Plan Administrator. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination.
The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Plan Administrator in making his initial claims decision, (ii) was submitted, considered or generated in the course of making the initial claims decision, without regard to whether such instrument was actually relied upon in making the decision or (iii) demonstrates compliance by the Plan Administrator with his administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the Plan Administrator’s determination by the claims reviewer within such 60-day period, he or she shall be barred and estopped from challenging the Plan Administrator’s determination.

15.4.          Review Of Decision.
Within a reasonable period of time, ordinarily not later than 60 days, after the review receipt of a request for review, it will review the prior determination. If special circumstances require that the sixty (60) day time period be extended, the reviewer will so notify the Claimant within the initial sixty (60)-day period indicating the special circumstances requiring an extension and the date by which the reviewer expects to render its decision on review, which shall be as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. In the event that the reviewer extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information.
The claims administrator has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of the Plan. Benefits under the Plan will be paid only if the claims administrator decides in its discretion that the Claimant is entitled to such benefits. The decision of the reviewer shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Company and the Claimant.
If the reviewer makes an adverse benefit determination on review, the reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:
(a)          the specific reason or reasons for the denial;
(b)          the specific references to pertinent Plan provisions on which the denial is based;
(c)          a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Board of Directors in making its decision, (ii) was submitted, considered or generated in the course of the Board of Directors making its decision, without regard to whether such instrument was actually relied upon by the Board of Directors in making its decision or (iii) demonstrates compliance by the Board of Directors with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents, and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and
(d)          a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.
15.5.          Special Disability Provisions.
(a)          Notwithstanding anything herein, if a Claimant is denied a benefit because he or she is determined not to be disabled and he or she makes a claim pursuant to such denial, the provisions of this Section 15.5 shall apply. Upon receipt of a claim, the reply period shall be forty-five (45) days. If, prior to the end of such 45-day period, the claims reviewer determines that, due to matters beyond the control of the Plan, a decision cannot be rendered, the period for making the determination may be extended for up to thirty (30) days, and the claims reviewer shall notify the Claimant, prior to the expiration of such 45-day period, of the circumstances requiring an extension and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the claims reviewer determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, and the claims reviewer shall notify the Claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date by which the Plan expects to render a decision. In the case of any extension described in this paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues, and the Claimant shall be afforded forty-five (45) days within which to provide the specified information. If information is requested, the period for making the benefit determination shall be tolled from the date on which notification of an extension is sent to the Claimant until the date on which the Claimant responds to the request for information.
(b)          Within one hundred eighty (180) days after receiving the written notice of an adverse disposition of the claim, the Claimant may request in writing, and shall be entitled to, a review of the benefit determination. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Plan shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal nor the subordinate of any such individual. The medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s adverse benefit determination will be identified to the Claimant. If the Claimant does not request a review within one hundred eighty (180) days after receiving written notice of the original’s disposition of the claim, the Claimant shall be deemed to have accepted the original written disposition.
(c)          A decision on review shall be tendered in writing by the Plan within a reasonable period of time, but ordinarily not later than forty-five (45) days after receipt of the Claimant’s request for review by the Plan, unless the Plan determines that special circumstances require an extension of time for processing the claim. If the Plan determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial forty-five (45) period. In no event shall such extension exceed a period of forty-five (45) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. In the event the extension is due to a Claimant’s failure to submit information necessary to decide the claim, the Claimant shall be afforded forty-five (45) days within which to provide the specified information, and the period for making the benefit determination on review shall be tolled from the date on which notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.
(d)          In the case of an adverse benefit determination on review, in addition to the information described above, the notice shall state: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”
15.6.          Venue for Litigation.
In light of the Plan Administrator’s substantial contacts with the state identified in the Adoption Agreement, any cause of action brought by a Claimant, Eligible Employee, Participant, former Eligible Employee, former Participant or any beneficiary of such an individual involving benefits under the Plan shall be filed and conducted exclusively in the courts in such state and capital city.
No action at law or in equity shall be brought to recover under the Plan prior to the expiration of 60 days after receipt by the Claimant of the written decision regarding the Claimant’s request for review under the claims procedure, nor shall such action be brought at all unless within three years from receipt by the Claimant of such written decision by the final claims reviewer under the claims procedure.
Section 16

Amendment And Termination
16.1.          Amendment.
The Company shall have the right, by action of its board or anyone to whom corporate authority to amend the Plan has been delegated by the Board, at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. The Company may adopt certain model amendments published by the Internal Revenue Service which specifically provide that their adoption shall not cause the Plan to be treated as an individually designed plan. No such amendment, however, shall authorize or permit any part of the assets of the Plan (other than such part as is required to pay taxes and administration expenses of the Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries; no such amendment shall cause any reduction in the amount credited to any Participant’s account or cause or permit any portion of the assets of the Plan to revert to or become the property of the Employer. No amendment to the plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a participant to receive payment of his or her account balance under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the participant) except with respect to the timing of payments after commencement.
16.2.          Termination; Discontinuance Of Contributions.
The Company shall have the right at any time to terminate this Plan. Upon termination, partial termination, or complete discontinuance of contributions, all Participants’ accounts (or, in the case of a partial termination, the accounts of all affected Participants) shall become fully vested, and shall not thereafter be subject to forfeiture.
16.3.          Amendment by the Volume Submitter Sponsor.
Effective as of the date the Volume Submitter Sponsor receives approval from the Internal Revenue Service of its Volume Submitter specimen plan, the Volume Submitter Sponsor may in its discretion amend the volume submitter plan at any time, which amendment may also apply to the Plan maintained by the Employer. The Volume Submitter Sponsor shall satisfy any recordkeeping and notice requirements imposed by the Internal Revenue Service in order to maintain its amendment authority. The Volume Submitter Sponsor shall provide a copy of any such amendment to each employer adopting its volume submitter plan at the employer’s last known address as shown on the books maintained by the Volume Submitter Sponsor or its affiliates.
Notwithstanding the above, the Volume Submitter Sponsor will no longer have the authority to amend the Plan on behalf of an adopting Employer as of the earlier of (a) the date the Internal Revenue Service requires the Employer to file Form 5300 as an individually designed plan as a result of an employer amendment to the Plan to incorporate a type of plan that is not allowable in the Volume Submitter program, as described in Rev. Proc. 2011-49 (or the successor thereto), or
(a)          the date the Employer’s Plan is otherwise considered an individually designed plan due to the nature and extent of amendments, as described in Rev. Proc. 2011-49 (or the successor thereto).
Section 17

Miscellaneous
17.1.          Participants’ Rights.
Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or Employee thereof, the Trustee or the Company except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.
17.2.          Spendthrift Clause.
Except as provided in Section 17.12, no benefit or beneficial interest provided under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

Notwithstanding the above, a Participant’s benefit will be offset against any amount he or she is ordered or required to pay to the Plan pursuant to an order or requirement which arises under a judgment of conviction for a crime involving the Plan, under a civil judgment entered by a court in an action involving a fiduciary breach, or pursuant to a settlement agreement between the Participant and the Department of Labor or the Pension Benefit Guaranty Corporation. Any such offset shall be made pursuant to Section 206(d) of ERISA.
17.3.          Delegation Of Authority By Employer.
Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act, it shall be done and performed by any Committee or officer duly authorized by the Board of Directors of the Employer.
17.4.          Distributions To Minors.
In the event that any portion of the Plan becomes distributable to a minor or other person under legal disability (as determined by the laws of the jurisdiction in which he or she then resides), the Employer shall direct that such distribution be made to the legal representative of such minor or other person. For purposes of determining the legal representative of a Participant or beneficiary who is considered incompetent, a legal representative shall only be an individual with a valid power of attorney, a court appointed guardian or any other person authorized under applicable state law to receive the benefit.
17.5.          Gender, Number And Headings.
Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections are inserted for convenience of reference, constitute no part of the Plan and are not to be considered in the construction of the Plan.
17.6.          Separability Of Provisions.
If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.
17.7.          Diversion Of Assets.
No part of the assets of the Plan shall be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries. Except as provided in Section 4.13, the Employer shall have no beneficial interest in the assets of the Plan and no part of the assets of the Plan shall revert or be repaid to the Employer, directly or indirectly.
17.8.          Service Of Process.
The President of the Company shall constitute the Plan’s agent for service of process.

17.9.          Merger.
In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (as if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).
17.10.          Benefit Limitation.
(a)          Notwithstanding any other provision hereof, and except as provided in Section 12.1, the amounts allocated to a Participant during the Limitation Year under the Plan and allocated to the Participant under any other defined contribution plan to which the Company or any other member of the Controlled Group has contributed shall be proportionately reduced, to the extent necessary, so that the Annual Addition does not exceed the lesser of:
(1)          $46,000, as adjusted for increases in the cost of living under Code Section 415(d); or
(2)          100% of the Participant’s compensation within the meaning of Code Section 415(c)(3) from the Company or any member of the Controlled Group during the Limitation Year; provided that such compensation shall not include any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.
See Section 2.15 for the definition of compensation.
(b)          For purposes of this Section, Limitation Year means the Plan Year.
(c)          For purposes of this Section, Annual Additions means the sum for the Limitation Year of Employer contributions to defined contribution plans (combining, for this purpose, all defined contribution plans of the Controlled Group), Eligible Employee contributions (determined without regard to any rollover contributions as defined in Sections 402(c), 403(a)(4), 403(6)(8), 408(d)(3) and 457(e)(16) of the Code and without regard to Eligible Employee contributions to a simplified employee pension plan which are excludible from gross income under Section 408(k)(6) of the Code) and reallocated forfeitures.
17.11.          Commencement Of Benefits.
(a)          Notwithstanding any other Section of the Plan, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:
(1)          the date on which the Participant attains age 65; or
(2)          the tenth anniversary of the date on which the Participant commenced participation in the Plan; or

(3)          the Participant’s termination of employment with the Employer,
Provided that, the Employer may require that a Participant file a claim for benefits before benefits will commence.
Notwithstanding the foregoing, if a Participant’s aggregate account balance exceeds $5,000, in no case shall distribution commence until the later of the date on which the Participant attains age 62 or his or her Normal Retirement Age unless the Participant elects an earlier distribution in the manner provided in Section 9.3(b) or 10.4(b).
(b)          Notwithstanding Subsection (a) or any other provision of the Plan, if the amount of payment cannot be ascertained, or if it is not possible to make payment because the Plan Administrator cannot locate the Participant after making reasonable efforts to do so, a retroactive payment may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever is applicable.
(c)          If the Plan Administrator is unable to locate any person entitled to receive distribution from an account hereunder, such account shall be forfeited and used to reduce Employer contributions on the date two years after
(1)          the date the Plan Administrator sends by certified mail a notice concerning the benefits to such person at his or her last known address or
(2)          the Plan Administrator determines that there is no last known address.
If an account is forfeited under this Section and a person otherwise entitled to the account subsequently files a claim with the Plan Administrator during any Plan Year, before any allocations for such Plan Year are made under Section 7.2 the account will be restored to the amount which was forfeited without regard to any earnings or losses that would have been allocated. Such restoration shall first be taken out of forfeitures which have not been allocated and if such forfeitures are insufficient to restore such person’s account balance, restoration shall be made by an Employer contribution to the Plan.
17.12.        Qualified Domestic Relations Order.

Notwithstanding anything in the Plan to the contrary, benefits may be distributed in accordance with the terms of a Qualified Domestic Relations Order (“QDRO”). For this purpose a QDRO is any Domestic Relations Order determined by the Employer to be a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code pursuant to this Section.
(a)          A Domestic Relations Order means a judgment, decree, or order (including the approval of a property settlement agreement) which
(1)          relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant,

(2)          is made pursuant to a state domestic relations law, and
(3)          creates or recognizes the existence of an Alternate Payee’s right, or assigns to the Alternate Payee the right, to receive all or a portion of the benefits of the Participant under the Plan.
An “Alternate Payee” includes any spouse, former spouse, child, or other dependent of a Participant who is designated by the Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the concerned Participant.
(b)          To be a QDRO, the Domestic Relations Order must meet the specifications set forth in Section 414(p) of the Code and must clearly specify the following:
(1)          Name and last known mailing address of the Participant.
(2)          Name and last known mailing address of each Alternate Payee covered by the Domestic Relations Order.
(3)          The amount or the percentage of the Participant’s benefit to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined.
(4)          The number of payments or period to which the Domestic Relations Order applies.
(5)          Each plan to which the Domestic Relations Order applies.
(c)          The status of any Domestic Relations Order as a QDRO shall be determined under the following procedures:
(1)          Promptly upon receiving a Domestic Relations Order, the Employer will
(A)          refer the Domestic Relations Order to legal counsel for the Plan to render an opinion within 90 days (or such earlier period as shall be provided by applicable law) whether the Domestic Relations Order is a QDRO, and
(B)          notify the affected Participant and any Alternate Payee of the receipt by the Plan of the Domestic Relations Order and of this procedure.
(2)          Promptly upon receiving the determination made by the Plan’s legal counsel of the status of the Domestic Relations Order, the affected Participant and each Alternate Payee (or any representative designated by an Alternate Payee by written notice to the Employer) shall be furnished a copy of such determination. The notice of determination shall state
(A)          whether the Plan’s legal counsel has determined that the Domestic Relations Order is a QDRO, and

(B)          once such legal counsel determines whether the Domestic Relations Order constitutes a QDRO, that the Employer will commence any payments currently due under the Plan to the person or persons entitled thereto after the expiration of a period of 60 days commencing on the date of the mailing of the notice unless prior thereto the Employer receives notice of the institution of legal proceedings disputing the determination. The Employer shall, as soon as practical after such 60 day period, ascertain the dollar amount currently payable to each payee pursuant to the Plan and the QDRO, and any such amounts shall be disbursed by the Plan.
(3)          If there is a dispute on the status of a Domestic Relations Order as a QDRO, there shall be a delay in making payments. The Employer shall direct that the amounts otherwise payable be held in a separate account within the Plan. If within 18 months thereafter, the Domestic Relations Order is determined not to be a valid QDRO, or the status of the Domestic Relations Order has not been finally determined, the segregated or escrow amounts (including interest thereon) shall be paid to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order. Any determination thereafter that the Domestic Relations Order is a QDRO shall be applied prospectively only.
(d)          If a Domestic Relations Order requires payment to an Alternate Payee in an immediate lump sum, the order shall not lose its status as a Qualified Domestic Relations Order merely because of the immediate lump sum provision.
17.13.        Written Explanation Of Rollover Treatment.
The Employer shall, when making an eligible rollover distribution, provide a written explanation to the recipient of such distribution of his or her right to roll over such distribution to an eligible retirement plan and, if applicable, his or her right to the special ten year averaging and capital gains tax treatment in the Code. Such written explanation will be provided to the recipient in accordance with rules prescribed by the Internal Revenue Service.
17.14.        Special Distribution Option.
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s (as hereinafter defined) election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee in a Direct Rollover.
(a)          An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distfibution does not include:
(1)          any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(2)          any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or
(3)          any hardship distribution.
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (1) an individual retirement account or annuity described in Sections 408(a) or (b) of the Code; or (2) effective for tax years beginning after December 31, 2006, a qualified trust or an annuity contract described in Code Section 403(b), if such trust or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
(b)          An Eligible Retirement Plan is
(1)          an individual retirement account described in Section 408(a) of the Code,
(2)          an individual retirement annuity described in Section 408(b) of the Code,
(3)          an annuity plan described in Section 403(a) of the Code,
(4)          an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code,
(5)          an annuity contract described in Section 403(b) of the Code,
(6)          a qualified trust described in Section 401(a) of the Code that accepts the Distributee’s Eligible Rollover Distribution, or
(7)          effective January 1, 2008, to the extent permitted by Section 408A of the Code, a Roth IRA described in such Section.
(c)          A Distributee includes an Eligible Employee or former Eligible Employee. In addition, the Eligible Employee’s or former Eligible Employee’s surviving spouse and the Eligible Employee’s or former Eligible Employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse. Moreover, effective for Plan Years beginning after December 31, 2009, a designated non-spouse beneficiary may be a Distributee, but only with respect to an Eligible Retirement Plan described in Section 17.14(b)(1), (2) or (7).
(d)          A Direct Rollover payment is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

17.15.        Limitations On Special Distribution Option.
(a)          Notwithstanding the provisions of the immediately preceding Section entitled Special Distribution Option, the amount which may be paid directly to the trustee of another eligible retirement plan under such Section shall be no less than $200; and no amount shall be so paid unless the amount of such distributions in any calendar year which are otherwise eligible for such payment are reasonably expected to total $200 or more.
(b)          The Employer shall provide notice of the special distribution option described in the preceding Section to the Participant in accordance with rules prescribed by the Internal Revenue Service.
17.16.        Waiver Of 30-Day Period.
A Participant who receives the notice described in Sections 9.3(a) or 10.4(a) or who terminates employment on his or her Normal Retirement Date will simultaneously receive the notice described in Section 17.13 and will be given the opportunity to consider for at least 30 days after such notices are provided the decision of whether or not to elect a Direct Rollover (as described in Section 17.14) and whether or not to elect to defer receipt of his or her vested benefit. A Participant may waive such opportunity to consider such elections for at least 30 days by submitting completed distribution election forms to the Employer before the 30 day time period has elapsed. Notwithstanding any provision herein to the contrary, the Employer may distribute a Participant’s vested benefit pursuant to his or her distribution election forms at any time following such Participant’s waiver of the opportunity to consider such elections for at least 30 days.
17.17.        Contribution On Behalf Of Controlled Group Member.
If a member of the Controlled Group contributes to the Plan and the contribution is accepted by the Plan with the consent of the Employer, the Controlled Group member will be deemed to have adopted the Plan with the consent of the Employer with respect to the category of employees on behalf of whom the contribution was made.
17.18.        Construction Of Plan.
Except as provided in ERISA, this Plan shall be construed according to the laws of the State of Missouri, and all provisions of the Plan shall be administered according to the laws of such state.
17.19.        Leased Employees.
Any person who is a Leased Employee of any member of the Controlled Group shall be treated for all purposes of the Plan as if he or she were employed by a member of the Controlled Group which has not adopted the Plan. In the case of a Leased Employee or an Employee, Years of Service shall be determined by taking into account any period for which the individual would have been a Leased Employee but for the fact that he or she had not performed services for a member of the Controlled Group on a substantially full-time basis for a period of at least one year. A transfer from the status of an employee of the Employer to that of a Leased Employee shall not be considered a termination of employment under the Plan. An individual who has such a transfer shall not have a termination of employment until he or she ceases to be an employee of the Employer and all members of its Controlled Group and is no longer a Leased Employee.
17.20.        General Fiduciary Standard of Conduct.
Each fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their beneficiaries and for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. Each fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterpfise of like character and with like aims, in accordance with the documents and instruments governing this Plan.
17.21.        Multiple Employer Plan Provisions.
For any Plan Year in which the entities listed in Section VI.G of the Adoption Agreement are not members of the same Controlled Group as the Company, the following rules shall apply:
(a)          The provisions of Sections 4 and 6 shall apply separately to each separate Controlled Group.
(b)          The limit on Compensation under Section 2.4 shall apply separately to Compensation received by a Participant from each separate Controlled Group.
(c)          The provisions of Sections 12.4 and 17.10 shall continue to apply as if the entities listed in the definition of Employer and Adopting Employer were pare of the same Controlled Group.
Section 18

Top-Heavy Definitions
18.1.          Accrued Benefits.
“Accrued Benefits” means “the present value of accrued benefits” as that phrase is defined under regulations issued under Section 416 of the Code. For purposes of Section 18 and Section 19 hereof, the Accrued Benefits of any Participant (other than a Key Employee) shall be determined under the single accrual rate used by all Qualified Plans of the Employer which are defined benefit plans, or if there is no single accrual rate, Accrued Benefits shall be determined as accruing no more rapidly than the slowest rate permitted under Section 411(b)(1)(C) of the Code. The present values of Accrued Benefits and the amounts in Accounts of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one (1)-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five (5)-year period” for “one (1)-year period.”
18.2.          Beneficiaries.
“Beneficiaries” means the person or persons to whom the share of a deceased Participant’s accounts are payable.
18.3.          Determination Date.
“Determination Date” means for a Plan Year the last day of the preceding Plan Year.
18.4.          Former Key Employee.
“Former Key Employee” means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one-year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Former Key Employee.
18.5.          Key Employee.
“Key Employee” means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is a “key employee” as that term is defined in Section 416(i) of the Code and the regulations thereunder; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one-year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Key Employee. For purposes of determining whether a person is a Key Employee, the definition of Top-Heavy Compensation shall be applied.
18.6.          Non-Key Employee.
“Non-Key Employee” means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is not a Key Employee or a Former Key Employee; provided, however, that a person who has not performed any services for the Controlled Group at any time during the one-year period ending on the Determination Date (and the Beneficiaries of any such person) shall not be considered a Non-Key Employee.
18.7.          Permissive Aggregation Group.
“Permissive Aggregation Group” means each Qualified Plan of the Controlled Group in the Required Aggregation Group plus each other Qualified Plan which is not part of the Required Aggregation Group but which satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

18.8.          Required Aggregation Group

“Required Aggregation Group” means each Qualified Plan (including any terminated Qualified Plan) of the Controlled Group in which a Key Employee participates during the Plan Year containing the Determination Date or any of the four preceding Plan Years and each other Qualified Plan (including any terminated Qualified Plan) of the Controlled Group which during this period enables any Qualified Plan (including any terminated Qualified Plan) in which a Key Employee participates to meet the requirements of Section 401(a) (4) or 410 of the Code.
18.9.          Top-Heavy Compensation.
“Top-Heavy Compensation” means compensation within the meaning of Section 415(c)(3) of the Code. See Section 2.15 for the definition of compensation.
18.10.        Top-Heavy Group.
“Top-Heavy Group” means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.
Section 19

Top-Heavy Rules
19.1.          Special Top-Heavy Rules.
If for any Plan Year the Plan is part of a Top-Heavy Group, then, effective as of the first day of such Plan Year, the following new Section is added at the end of Section 7 to apply to Participants who accrue an Hour of Employment on or after the first day of such Plan Year and shall read as follows:
Minimum Allocation if Plan is part of Top-Heavy Group.
Notwithstanding the foregoing, for each Plan Year in which the Plan is part of a Top-Heavy Group, the sum of the Employer contributions and forfeitures allocated under the Plan to the account of each Non-Key Employee who is both a Participant and Eligible

Employee on the last day of such Plan Year shall be at least equal to the lesser of three percent of such Non-Key Employee’s Top-Heavy Compensation for such Plan Year or the largest percentage of Top-Heavy Compensation allocated to the account of any Key Employee; provided, however, that if for any Plan Year a Non-Key Employee is a Participant in both this Plan and one or more defined contribution plans, the Employer need not provide the minimum allocation described in the preceding sentence for such Non-Key Employee if the Employer satisfies the minimum allocation requirement of Section 416(c)(2)(B) of the Code for the Non-Key Employee in such other defined contribution plans. Amounts which a Non-Key Employee or Key Employee elects to contribute on a pre-tax basis to a Qualified Plan which meets the requirements of Section 401(k) of the Code shall be considered an Employer contribution for purposes of Section 18.10; provided, however, that such pre-tax contributions made by Non-Key Employees may not be taken into account in determining the minimum allocation provided under this Section. In addition, matching contributions made on behalf of Non-Key Employees may be taken into account in determining the minimum allocation provided under this Section.
Section 20

Minimum Distribution Requirements.
20.1.          General Rules.
(a)          Effective Date. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
(b)          Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan. However, if distribution of a Participant’s accounts are required to be distributed as of an earlier date pursuant to a specific provision of the Plan, such other provision shall control.
(c)          Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.
(d)          TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, other than Section 20.1(c), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of TEFRA.
20.2.          Time and Manner of Distribution.
(a)          Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(b)          Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)          If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as hereinafter provided, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.
(2)          If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as hereinafter provided, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(3)          If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(4)          If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 20.2(b), other than Section 20.2(b)(1) will apply as if the surviving spouse were the Participant.
For purposes of this Section 20.2(b) and Section 20.5, unless Section 20.2(b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 20.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 20.2(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under 20.2(b)(1), the date distributions are considered to begin is the date distributions actually commence.
(c)          Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 20.3 and 20.4 of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
20.3.          Required Minimum Distributions During Participant’s Lifetime.
(a)          Amount of Required Minimum Distribution. For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(1)          the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)          if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(b)          Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 20.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
20.4.          Revived Minimum Distributions After Participant’s Death.
(a)          Death On or After Date Distributions Begin.
(1)          If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(A)          The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(B)          If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(C)          If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(2)          If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)          Death Before Date Distributions Begin.
(1)          If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 20.4(a).
(2)          If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(3)          If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 20.2(b)(1), this Section 20.4(b) will apply as if the surviving spouse were the Participant.
20.5.          Definitions.
(a)          Designated beneficiary shall mean the individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4 of the Treasury regulations.
(b)          Distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 20.2(b).
(c)          Life expectancy is the life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
(d)          Participant’s account balance is the account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts tolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(e)          Required beginning date is the date specified in the Plan.

20.6.          Participant and Beneficiary Elections.
(a)          Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 20.2(b) and 20.4(b) of this Section 20 of the Plan applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 20.2(b) of the Plan, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this Section, distributions will be made in accordance with Sections 20.2(b) and 20.4(b) of Section 20 of the Plan and, if applicable, the elections in Section 20.2 above.
(b)          Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions. A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.
Section 21

Money Purchase Pension Plan Merger Provisions
21.1.          In General.
If elected in Section VI.H of the Adoption Agreement, the amounts merged into the Plan from the money purchase pension plan designated in the Adoption Agreement shall be subject to the provisions in this Section 21. Amounts merged into the Plan from the plan identified in Section VI.H of the Adoption Agreement shall be allocated to a Participant’s Money Purchase Account and shall be subject to the provisions of Section 21.
21.2.          Qualified Joint and Survivor Annuity.
Unless an optional form of benefit is selected pursuant to a qualified election within the 180-day period (90-day period for plan years beginning before January 1, 2007) ending on the annuity starting date, a married Participant’s Money Purchase Account will be paid in the form of a qualified joint and survivor annuity and an unmarried Participant’s Money Purchase Account will be paid in the form of a life annuity.
21.3.          Qualified Optional Survivor Annuity.
For plan years beginning after December 31, 2007, if a married Participant elects to waive the qualified joint and survivor annuity, the Participant may elect the qualified optional survivor annuity.

21.4.          Qualified Preretirement Survivor Annuity.
Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date then the Participant’s vested Money Purchase Account shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distfibuted within a reasonable period after the Participant’s death.
21.5.          Definitions.
(a)          Qualified election--Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless: (a) the Participant’s Spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be charged without spouse consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse’s consent acknowledges the effect of the election; and (d) the Spouse’s consent is witnessed by a plan representative or notary public. Additionally, a Participant’s waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.
(b)          Qualified Joint and Survivor Annuity—An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s vested account balance. The percentage of the survivor annuity under the Plan shall be 50%.
(c)          Qualified Optional Survivor Annuity—An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is equal to the applicable percentage of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s vested account balance. The applicable percentage is 75%.
21.6.          Restriction on Distributions.
A Participant’s Money Purchase Account may not be distributed before the Participant attains age 62 or, if earlier, the Participant separates from employment, attains normal retirement age, dies, or becomes disabled, or upon termination of the Plan.